EXHIBIT K

Exhibit K

EXECUTION VERSION

INDENTURE

CORP GROUP BANKING S.A.

6.750% NOTES DUE 2023

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee, Paying Agent, Registrar and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,

Luxembourg Paying Agent, Transfer Agent and Listing Agent

Dated as of February 5, 2013

i

ARTICLE XII

Miscellaneous

Appendix A	–	Provisions Relating to Original Securities
Exhibit 1 to Appendix A	–	Form of Original Security
Exhibit 2 to Appendix A	–	Form of Regulation S Transfer Certificate
Exhibit 3 to Appendix A	–	Form of Rule 144A Transfer Certificate

INDENTURE dated as of February 5, 2013, by and among Corp Group Banking S.A., a sociedad anónima organized under the laws of Chile (the “Company”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee (the “Trustee”), Paying Agent, Registrar and Transfer Agent and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent (the “Luxembourg Paying Agent, Transfer Agent and Listing Agent”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 6.750% Notes due 2023, to be issued, from time to time, as in this Indenture provided (the “Securities”).

ARTICLE I

Definition and Incorporation by Reference

SECTION 1.01.  Definitions.

“Additional Amounts” has the meaning ascribed to such term in Section 5.13 hereof.

“Additional Securities” means, subject to the Company’s compliance with Sections 2.01 and 5.02 hereof, 6.750% Notes due 2023, having identical terms and conditions as the Securities, issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.07, 2.08 and 2.10 this Indenture).

“affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Transaction” has the meaning ascribed to such term in Section 5.06, hereof.

“Applicable Premium” means, with respect to a Security on any redemption date, as calculated by the Company the excess of (i) the present value at such redemption date of the principal amount of the Security at maturity, plus all required interest payments that would otherwise be due to be paid on such Security during the period between the redemption date and March 15, 2018, excluding accrued but unpaid interest at such redemption date, calculated using a discount rate equal to the Treasury Rate, at such redemption date, plus 50 basis points, over (ii) the principal amount of the Security at maturity.

“Asset Sale” means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer (each, a “disposition”) by the Company or any Restricted Subsidiary of:

(1)      any Capital Stock (other than Capital Stock of the Company); or

(2)      any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.

Notwithstanding the preceding, the following will not be deemed to be Asset Sales:

i.      any disposition identified in clause (1) or (2) above if, immediately following such disposition, the Company would be able to Incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 5.02 hereof;

ii.     dispositions of CorpBanca’s Voting Stock at market rates as long as, immediately after giving effect thereto, (i) the Company’s Collateralization Ratio shall be 1.75 or greater and (ii) the Company shall own directly or indirectly at least 136,100,000,000 shares of CorpBanca’s Voting Stock;

iii.    the disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries in compliance with Section 6.01 hereof;

iv.    a disposition to the Company or a Restricted Subsidiary, including a person that is or will become a Restricted Subsidiary immediately after the disposition;

v.     any single transaction or series of related transactions that involves assets having a Fair Market Value in any calendar year of less than US$3.0 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of US$6.0 million in such next succeeding calendar year);

vi.    an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

vii.   the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

viii.  any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

ix.    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

x.     dispositions of any Capital Stock or assets of Corp Group Vida Chile, S.A. or any of its subsidiaries; and

xi.    the sale or other disposition of Cash Equivalents in the ordinary course of business.

“Asset Sale Offer” has the meaning ascribed to such term in Section 5.07 hereof.

“Asset Sale Offer Amount” has the meaning ascribed to such term in Section 5.07 hereof.

“Authorized Agent” has the meaning ascribed to such term in Section 12.07(c) hereof.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means:

(1)      with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and Preferred Stock of such person;

(2)      with respect to any person that is not a corporation, any and all partnership or other equity or ownership interests of such person; and

(3)      any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligations” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under IFRS. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with IFRS.

“Cash Equivalents” means:

(1)      marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within twelve months from the date of acquisition thereof;

(2)      marketable direct obligations issued by any political subdivision or public instrumentality of the United States maturing within twelve months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody’s;

(3)      commercial paper maturing no more than twelve months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A -1 from S&P or at least P-1 from Moody’s;

(4)      certificates of deposit or bankers’ acceptances maturing within twelve months from the date of acquisition thereof issued by any bank organized under the laws of the United States or any political subdivision thereof having at the date of acquisition thereof a rating of at least AA- from S&P or Aa3 from Moody’s;

(5)      (a) marketable direct obligations issued or unconditionally guaranteed by Chile, (b) time deposits or certificates of deposit of a Chilean bank, the commercial paper or other short-term unsecured debt obligations of which (or in the case of a bank that is the principal subsidiary of a holding company, the holding company) are rated at least AA- by a Chilean risk classification agency and maturing within one year from the date of acquisition thereof, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, or (d) obligations of an issuer the long-term unsecured debt obligations of which are rated at least AA- in the local market and maturing within one year from the date of acquisition thereof; or

(6)      Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means either of the following: (a) individuals nominated directly or indirectly by the Existing Investors shall cease to constitute a majority of the directors of each of the Company and CorpBanca or (b) the Company shall cease to directly own at least 35% of CorpBanca’s Voting Stock.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Decline.

“Change of Control Offer” has the meaning ascribed to such term in Section 11.01 hereof.

“Change of Control Payment” has the meaning ascribed to such term in Section 11.01 hereof.

“Change of Control Payment Date” has the meaning ascribed to such term in Section 11.01, hereof.

“Chile” means the Republic of Chile.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateralization Ratio” means as of any date of determination, the ratio of (i) Unconsolidated Total Assets of the Company that are not subject to any Lien to (ii) the total outstanding amount of unsecured Net Financial Debt of the Company, including the outstanding principal amount of the Securities, as of such date.

Solely for purposes of this definition, “Unconsolidated Total Assets” of the Company will not include the following Non-Banking Assets (Presentation) described on the Company’s Consolidated Statement of Financial Position: cash and Cash Equivalents, current tax assets, other current non-financial assets, other non-current non-financial assets, property, plant and equipment, deferred tax assets, goodwill, intangible assets other than goodwill, and accounts due from related entities, current.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

“Commodity Agreement” means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the indenture securities.

“CorpBanca” means CorpBanca, a Chilean commercial bank.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, 27th Floor, New York, NY 10005, Attention: Trust & Agency Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning ascribed to such term in Section 9.01(c) hereof.

“Credit Rating” means the credit rating published by each of the Rating Agencies.

“Currency Agreement” means, in respect of any person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such person is a party designed to hedge foreign currency risk of such person.

“Deeply Subordinated Indebtedness” means all Indebtedness of the Company (1) which will not have the benefit of any negative pledge covenant, collateral or security interest, (2) the terms of which provide that, in the event that (a) an installment of interest with respect to such Indebtedness is not paid on the applicable Interest Payment Date or (b) the principal of (or premium, if any, on) any such Indebtedness is not paid on the Stated Maturity or other date set for redemption, then the obligation to make such payment and such Interest Payment Date, maturity date or other redemption date will not be a default under such Indebtedness until after the maturity date of the Securities and (3) the terms of which provide that no amount will be payable in bankruptcy, liquidation or any similar proceeding with respect to the Company until all claims of senior creditors of the Company, including without limitation the Holders, admitted in such proceeding have been satisfied.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designation” has the meaning ascribed to such term in the definition of “Unrestricted Subsidiary.”

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the day after the end of a period of six months and ten days following the final maturity date of the Securities.

“DTC” has the meaning ascribed to such term in Appendix A.

“Event of Default” has the meaning ascribed to such term in Section 7.01 hereof.

“Excess Additional Amounts” has the meaning ascribed to that term in the definition of “Tax Event.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Investors” means, collectively, (a) Álvaro Saieh Bendeck and each of his wife, his children and the other persons who directly or indirectly owns an interest in Interhold and their respective parents, aunts, uncles, brothers, sisters, nephews, nieces and other family members (by marriage or adoption) and the respective children, grandchildren and spouses of any of the foregoing (and any trust or other entity organized for the benefit of any one or more of the foregoing), (b) the respective ancestors, descendants, heirs, legatees and successors of any person described in (a) above or in this (b), (c) the executor, administrator or other representative of any person described in (a) or (b) above who is deceased, incompetent or incapacitated and (d) any person controlled by any one or more of the persons described in (a), (b) or (c) above.

“Fair Market Value” means, with respect to (i) any asset or property (other than shares of CorpBanca’s Voting Stock), the price that could be negotiated on an arm’s length free market transaction, for cash, between a willing seller and a fully informed, willing and able buyer, neither of whom is under pressure or compulsion to complete the transaction (unless otherwise specified in this Indenture, Fair Market Value will be determined by the Board of Directors of the Company in its sole discretion acting in good faith and will be documented in a resolution of such Board of Directors); and (ii) shares of CorpBanca’s Voting Stock for purposes of the determination of the Collateralization Ratio, the weighted average price (duly certified by the Santiago Stock Exchange) of one share of CorpBanca’s Voting Stock during the 30 trading days preceding the date of determination.

“Financial Debt” means the aggregate amount of all obligations under the items “other current financial liabilities” (otros pasivos financieros corrientes) and other non-current financial liabilities (otros pasivos financieros no corrientes) on the statement of financial position of the Company and its Restricted Subsidiaries (consolidating those entities only) determined in accordance with IFRS.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Four Quarter Period” has the meaning ascribed to such term in the definition of “Interest Coverage Ratio.”

“Global Security” has the meaning ascribed to such term in Appendix A.

“Guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person:

(1)      to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

(2)      entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means the obligations of any person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“IFRS” means the International Financial Reporting Standards, issued by the International Accounting Standards Board, as in effect from time to time.

“Holder” or “Securityholder” means the person in whose name a Security is registered on the Security register described in Section 2.04.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means with respect to any person, without duplication:

(1)      the principal amount (or, if less, the accreted value) of all obligations of such person for borrowed money;

(2)      the principal amount (or, if less, the accreted value) of all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3)      all Capitalized Lease Obligations of such person;

(4)      all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5)      all letters of credit, banker’s acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6)      to the extent not otherwise included as Indebtedness under any other clause of this definition, guarantees of such person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (9) below;

(7)      all Indebtedness of any other person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of such person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8)      all obligations of such person due and payable under Hedging Obligations;

(9)      all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interhold” means Inversiones Corp Group Interhold Limitada.

“Interest Coverage Ratio” means, for the Company as of any date of determination, the ratio of (i) the sum of dividends received in cash by the Company during the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the “Four Quarter Period”) to (ii) Unconsolidated Financial Expense for the Company for such Four Quarter Period, net of financial income (ingresos financieros) for the Company for such Four Quarter Period, but excluding financial income (ingresos financieros) arising under loans or other advances to affiliates of the Company (it being understood for the avoidance of doubt that CorpBanca is not an affiliate of the Company).

Furthermore, in calculating “Unconsolidated Financial Expense” for purposes of determining the denominator of this “Interest Coverage Ratio,”

(a)      interest on outstanding Indebtedness determined on a fluctuating basis as of the date of determination and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date of determination, provided that any interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements;

(b)      if interest on any Indebtedness actually Incurred on such date of determination may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on such date of determination will be deemed to have been in effect during the Four Quarter Period;

(c)      interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS; and

(d)      for purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Interest Payment Date” means March 15 and September 15 of each year, commencing on September 15, 2013, or if such date is not Business Day on the next succeeding Business Day.

“Interest Rate Agreement” of any person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such person.

“Investment” means, with respect to any person, any:

(1)      direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) to any other person;

(2)      capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to any other person; or

(3)      any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other person.

For purposes of the Section 5.03 hereof, the Company or its Restricted Subsidiaries will be deemed to have made an “Investment” in an Unrestricted Subsidiary at the time of its Designation, which will be valued at the Company’s portion (proportionate to the sum of the Company’s and its Restricted Subsidiaries’ equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of its Designation. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any common stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Grade Rating” means a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s, BBB- by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch.

“Investment Grade Requirement” means, for the Company as of any date of determination, that at least 60% of Unconsolidated Total Assets as of the last day of the fiscal quarter most recently ended for which financial statements are available, are located in Chile, Colombia and countries with Investment Grade Ratings, as certified in good faith to the Trustee in an Officer’s Certificate by the Company’s Chief Financial Officer.

“Issue Date” means February 5, 2013.

“Legal Defeasance” has the meaning ascribed to such term in Section 9.01(b) hereof.

“Legal Holiday” has the meaning ascribed to such term in Section 12.06 hereof.

“Leverage Ratio” means as of any date of determination, the ratio of (i) the aggregate amount of Net Financial Debt as of such date to (ii) Unconsolidated EBITDA for the most recently completed Four Quarter Period.

“Lien” means any mortgage, pledge, lien, security interest, charge or other encumbrance (including any conditional sale or other title retention agreement or lease in the nature thereof other than a title retention agreement in connection with the purchase of goods in the ordinary course of business).

“Luxembourg Paying Agent, Transfer Agent and Listing Agent” has the meaning ascribed to such term in the preamble to this Indenture and its successors and assigns.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Financial Debt” means, as of any date of determination, Financial Debt minus cash and Cash Equivalents of the Company as of such date.

“Non Recourse Debt” means Indebtedness (1) no default with respect to which (including any rights that the holders may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (2) as to which lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or any Restricted Subsidiary.

“Non-Permitted Holder” has the meaning ascribed to such term in Appendix A.

“Non-U.S. Person” has the meaning ascribed to such term in Appendix A.

“Offering Memorandum” means the offering memorandum dated as of January 29, 2013, relating to the offering of the Securities by the Company.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President or any other officer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company, and delivered to the Trustee. Any Officer’s Certificate required by this Indenture to be provided to the Trustee, any Paying Agent or any Transfer Agent for these purposes shall be deemed to be duly provided if telecopied to the Trustee or such Paying Agent or Transfer Agent, as applicable.

“OID” has the meaning ascribed to such term in Section 2.01 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Original Securities” has the meaning ascribed to such term in Section 2.01 hereof.

“Paying Agent” has the meaning ascribed to such term in Section 2.04 hereof.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)  Indebtedness in respect of the Securities originally issued on the Issue Date;

(2)  other Indebtedness outstanding on the Issue Date;

(3)  intercompany Indebtedness or Preferred Stock among the Company and any of its Restricted Subsidiaries; provided that in the event that at any time any such Indebtedness ceases to be held by the Company or any Restricted Subsidiary, such Indebtedness will be deemed to be Incurred and not permitted by this clause (3) at the time such event occurs;

(4)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days after the Company or such Restricted Subsidiary receives notice thereof;

(5)  Indebtedness Incurred in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self insurance obligations, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(6)  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or a subsidiary for the purpose of financing such acquisition; provided that (i) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition and (ii) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7)  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to clause (1), (2), (8), (10) or (11) of this definition of “Permitted Indebtedness”;

(8)  the Guarantee of Indebtedness permitted to be Incurred under the terms of this Indenture;

(9)  Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business for bona fide purposes (and not for speculative purposes);

(10)  Indebtedness of persons Incurred and outstanding on the date on which such person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such person became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided that at the time such person is acquired, either (i) the Company would have been able to Incur US$1.00 of additional Indebtedness pursuant to the of Section 5.02(a) hereof on a pro forma basis after giving effect to the Incurrence of such Indebtedness pursuant to this clause (10) or (ii) on a pro forma basis, the Company’s Leverage Ratio is lower than such ratio immediately prior to such acquisition or merger;

(11)  the Incurrence of Indebtedness, to the extent the net proceeds thereof are promptly (A) used to purchase the Securities pursuant to a Change of Control Offer or an Asset Sale Offer or (B) deposited to defease the Securities as described under Section 9.01 hereof;

(12)  Deeply Subordinated Indebtedness; and

(13)  the Incurrence of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at the time of such Incurrence not to exceed the greater of US$30 million and 1.50% of Unconsolidated Total Assets at such time (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value).

For purposes of determining compliance with Section 5.02 hereof, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 5.02 hereof, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with this definition of “Permitted Indebtedness” and will be entitled to divide the amount and type of such Indebtedness among more than one of such types of Permitted Indebtedness described above.

Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of Section 5.02 hereof.

For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of Section 5.02 hereof, the maximum amount of Indebtedness that may be Incurred pursuant to Section 5.02 hereof shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

“Permitted Investment” means, without duplication, Investment by the Company or any Restricted Subsidiary:

(1)      in the Company, a Restricted Subsidiary or a person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)      in another person if as a result of such Investment such other person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such person; provided that such Investment was not acquired by such person in contemplation of such acquisition, merger, consolidation or transfer;

(3)      (a) Cash Equivalents, (b) time deposits or certificates of deposit of a Chilean bank, the commercial paper or other short term unsecured debt obligations of which (or, in the case of a bank that is the principal subsidiary of a holding company, of such holding company) are rated at least N1 by a Chilean risk classification agency and (c) commercial paper of a Chilean issuer the long term unsecured debt obligations of which are rated at least AA- by a Chilean risk classification agency;

(4)      in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(5)      in stock, obligations or securities received in satisfaction of judgments;

(6)      in stock, obligations or securities received in satisfaction of any debts owing to the Company or any Restricted Subsidiary, other than any stock, obligations or securities of any affiliate of the Company;

(7)      in any person to the extent such Investment represents the non cash or non Cash Equivalent portion of the consideration received for an Asset Sale made in compliance with Section 5.07 hereof;

(8)      which are made exclusively with Capital Stock of the Company (other than Disqualified Capital Stock);

(9)      in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date, and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind securities, in each case pursuant to the terms of such Investment as of the Issue Date);

(10)    receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; provided that such terms may include such concessionary terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(11)    acquired by the Company or any of its Restricted Subsidiaries in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(12)    made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.07 hereof or any other disposition of assets not constituting an Asset Sale;

(13)    loans and advances to, and other Investments in, Interhold and other affiliates (i) made in compliance with the Section 5.06 hereof and (ii) so long as immediately after giving effect to each such transaction on a pro forma basis, the Company could Incur US$1.00 of additional Indebtedness under the provisions of Section 5.02(a) hereof;

(14)    so long as the Investment Grade Requirement is met immediately after giving pro forma effect to the proposed transaction, Investments in persons engaged in the banking, insurance, asset management, and/or other financial service industries in countries in Latin America, and activities arising out of or similar, related, incidental or ancillary thereto;

(15)    Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 5.02 hereof;

(16)    any Indebtedness permitted pursuant to Section 5.02 hereof; and

(17)    other Investments, together with all other Investments pursuant to this clause (17), in an aggregate amount at the time of each such Investment not to exceed the greater of US$30 million and 1.50% of Unconsolidated Total Assets at such time (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Lien” means:

(1)      Liens in favor of the Company or a or another Restricted Subsidiary that secure Indebtedness of a Restricted Subsidiary or the Company;

(2)      Liens over any property existing at the time of the acquisition of such property by the Company or any of its Restricted Subsidiaries, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary, and not created, Incurred or assumed, in connection with, or in contemplation of, such acquisition, and Liens on property or shares of Capital Stock of a person at the time such person becomes a Restricted Subsidiary and not created in connection with such other person becoming a Restricted Subsidiary; provided that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary prior to the time of such acquisition;

(3)      Liens in existence on the Issue Date;

(4)      Liens for taxes, assessments, and governmental charges or claims that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings;

(5)      pledges or deposits by such person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(6)      Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, arising in the ordinary course of business;

(7)      Liens securing Hedging Obligations Incurred in the ordinary course of business (and not for speculative purposes);

(8)      leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company’s or any of its Restricted Subsidiaries;

(9)      judgment Liens not giving rise to an Event of Default;

(10)    Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(11)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Indebtedness or other payments Incurred to finance the acquisition of, assets; provided that the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets so acquired and such Liens do not encumber any other assets of the Company or any Restricted Subsidiary other than such assets;

(11)    Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured; provided that the principal amount of Indebtedness so secured thereby will not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement Lien will be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on or additions to such property); and

(12)    other Liens as long as immediately after Incurring any such Lien, the Company’s Collateralization Ratio shall be 1.75 or greater.

“Permitted Payment” has the meaning ascribed to such term in Section 5.03 hereof.

“person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision.

“Preferred Stock” of any person means any Capital Stock of such person that has preferential rights over any other Capital Stock of such person with respect to dividends, distributions or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Protected Purchaser” means a purchaser of a Security, or of an interest therein, who (a) gives value, (b) does not have notice of any adverse claim to the Security, and (c) obtains control of the Security.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Purchaser” has the meaning ascribed to such term in Section 2(a)(51) of the Investment Company Act.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

“Rating Agency” means each of S&P, Moody’s and Fitch.

“Rating Decline” means, in connection with a Change in Control, that at any time within 90 days (which period shall be extended so long as the Credit Rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency as a result of such Change in Control) after the earlier of the date of public notice of a Change of Control and of the Company’s intention or that of any person to effect a Change of Control, (i) in the event the Securities are assigned an Investment Grade Rating by two or more of the Rating Agencies prior to such public notice, the rating of the Securities by two of the Rating Agencies then rating the Securities shall be below Investment Grade Rating or (ii) in the event the Securities are rated below an Investment Grade Rating by one or more of the Rating Agencies prior to such public notice, the Credit Rating of the Securities by two of the Rating Agencies shall be decreased by one or more categories; provided that in each case any such Rating Decline was the result of such Change in Control.

“Record Date” means the close of business on the date preceding an Interest Payment Date or a principal payment date, as applicable.

“Refinancing Indebtedness” means, with respect to any Indebtedness of the Company or a Restricted Subsidiary, any refinancing, extension, renewal, refund, repayment, redemption, defeasance or retirement of, or issuance of Indebtedness in exchange or replacement for (a “Refinancing”), such Indebtedness in whole or in part, to the extent such Refinancing does not:

(1)      result in an increase in the aggregate principal amount of the Indebtedness of such person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness subject to Refinancing and plus the amount of reasonable expenses Incurred by such person in connection with such Refinancing); or

(2)      create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness subject to Refinancing or (b) a final maturity earlier than the final maturity of the Indebtedness subject to Refinancing; provided, that (i) if such Indebtedness subject to Refinancing is Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company, (ii) if such Indebtedness subject to Refinancing is Indebtedness of any Restricted Subsidiary, then such Refinancing Indebtedness will be Indebtedness of a Restricted Subsidiary or the Company and (iii) if such Indebtedness subject to Refinancing is Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning ascribed to such term in Section 2.04 hereof.

“Reinstatement Date” has the meaning ascribed to such term in Section 5.14 hereof.

“Restricted Global Security” has the meaning ascribed to such term in Appendix A.

“Restricted Payment” has the meaning ascribed to such term in Section 5.03 hereof.

“Restricted Securities Legend” has the meaning ascribed to such term in Appendix A.

“Restricted Subsidiary” means any subsidiary of the Company that, at the time of determination, is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities” has the meaning ascribed to such term in the Recitals.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Subordinated Indebtedness” means any Indebtedness that is expressly subordinated in right of payment to the Securities.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more subsidiaries of such person (or a combination thereof) or (ii) any corporation, association or other business entity that is required to be consolidated with such person on its financial statements in accordance with IFRS.

“Suspended Covenants” has the meaning ascribed to such term in Section 5.14 hereof.

“Suspension Date” has the meaning ascribed to such term in Section 5.14 hereof.

“Suspension Period” has the meaning ascribed to such term in Section 5.14 hereof.

“SVS” means the Superintendencia de Valores y Seguros (the Superintendency of Securities and Insurance) in Chile.

“Tax Event” means any change in or amendment to the laws or regulations of Chile or any political subdivision or governmental authority thereof or therein having power to tax, or as a result of any change in the application or official interpretation of such laws or regulations, which change or amendment occurs after the Issue Date which results in the Company being obligated to pay Additional Amounts with respect to the Securities in excess of the Additional Amounts that would be payable were payments of interest on the Securities subject to a 4.0% withholding tax (“Excess Additional Amounts”); provided that such obligation cannot be avoided by the Company taking reasonable measures available to the Company; for this purpose reasonable measures shall not include any change in the jurisdiction of organization of the Company or location of its principal executive office.

“Taxes” has the meaning ascribed to such term in Section 5.13 hereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Treasury Rate” means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity most nearly equal to the period from the redemption date to March 15, 2023. The Company will obtain such yield to maturity from information compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two New York Business Days prior to the redemption date. If such Statistical Release is no longer published, the Company will use any publicly available source or similar market data. If the period from the redemption date to March 15, 2023 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Company will obtain the Treasury Rate by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of U.S. Treasury securities for which such yields are given. If the period from the redemption date to March 15, 2023 is less than one year, the Company will use the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year to make such calculation.

“Trust Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any director, vice president, assistant vice president, associate or any other officer of the Trustee having responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article VIII of this Indenture and, thereafter, means the successor.

“Unconsolidated EBITDA” means, for the Company, for any period, the amount resulting from adding back to or, as the case may be, deducting from, Income attributable to equity holders of Parent Company: (i) Other income, (ii) Financial income, (iii) Financial costs, (iv) Exchange rate differences, (v) Adjustment unit results and (vi) Income tax expense (each of (i) through (vi) as shown under Non-Banking Business on the Company’s Consolidated Comprehensive Income Statements), calculated in accordance with IFRS for such period.

“Unconsolidated Financial Expense” means, for any person for any period, the sum, without duplication, calculated on an unconsolidated basis in accordance with IFRS of:

(1)      Unconsolidated Interest Expense for such person for such period, plus

(2)      the amount of all cash and non cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Unconsolidated Interest Expense” means, for any person for any period, the sum of, without duplication determined on an unconsolidated basis in accordance with IFRS:

(1)      the aggregate of cash and non cash interest expense of such person for such period determined on an unconsolidated basis in accordance with IFRS, including, without limitation:

(a)      any amortization or accretion of debt discount or any interest paid on Indebtedness of such person in the form of additional Indebtedness, (but excluding any amortization of deferred financing and debt issuance costs),

(b)      the net costs under Hedging Obligations (but excluding amortization of fees),

(c)      commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances, and

(d)      any interest expense paid in respect of Indebtedness of another person that is Guaranteed by such person or secured by a Lien on the assets of such person; and

(2)      the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person during such period.

“Unconsolidated Total Assets” means, as of any date of determination, the sum of (i) total Non-Bank Assets (Presentation) of the Company set forth in its Statement of Financial Position as of the last day of the fiscal quarter most recently ended for which financial statements are available and (ii) the Fair Market Value of the CorpBanca Voting Stock owned by the Company as of the last day of such fiscal quarter.

“Unrestricted Subsidiary” means (a) any subsidiary of an Unrestricted Subsidiary, (b) CorpBanca, Corp Group Vida Chile S.A. and their respective consolidated subsidiaries, if any, (c) any commercial bank or regulated financial institution that is a future subsidiary of the Company and (d) any future subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution (a “Designation”), but only to the extent that such subsidiary:

(1)      has no Indebtedness other than Non Recourse Debt;

(2)      is not a party to any agreement, contract or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract or understanding complies with Section 5.06 hereof; and

(3)      is a person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (A) to subscribe for additional Capital Stock or (B) to maintain or preserve such person’s financial condition or to cause such person to achieve any specified levels of operating results.

Any such Designation will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such Designation and an Officer’s Certificate certifying that such Designation complied with the foregoing conditions and was permitted by Section 5.03 hereof If, at any time, any Unrestricted Subsidiary which has been Designated as such pursuant to clause (d) above (or which is the subsidiary of such an Unrestricted Subsidiary) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness and any Liens of such subsidiary will be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness or such Liens are not permitted to be Incurred as of such date, the Company will be in default under the terms of this Indenture).

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time of determination thereof, the amount of U.S. dollars obtained by translating such other currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable other currency as published in U.S. dollars on the date that is two Business Days prior to the date of such determination; provided that the exchange rate published by the Central Bank of Chile (Banco Central de Chile), as the exchange rate for satisfaction of foreign currency denominated obligations in effect on the relevant date, will be used for any such translation into U.S. dollars. Notwithstanding any other provision of this Indenture, no specified amount of U.S. dollars shall be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” has the meaning ascribed to such term in Appendix A.

“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Weighted Average Life to Maturity” means, when applied to Indebtedness at any date, the number of years obtained by dividing:

(1)      the sum of the total of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

(2)      the then-outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

SECTION 1.02.  Rules of Construction.  Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)  “or” is not exclusive;

(4)  “including” means including without limitation;

(5)  words in the singular include the plural and words in the plural include the singular; and

(6)  the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with IFRS.

ARTICLE II

The Securities

SECTION 2.01.  Amount of Securities; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID, unless the Original Securities (as defined below) and the Additional Securities would be treated as part of the same issue for U.S. Federal income tax purposes.

Additional Securities ranking pari passu with the Original Securities (as defined below) may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Original Securities and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Original Securities and will vote on all matters with the holders thereof; provided that the Company’s ability to issue Additional Securities shall be subject to the Company’s compliance with Sections 2.01 and 5.02 hereof.

Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of US$500,000,000 (the “Original Securities”). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08 or 2.10), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1)  whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2)  the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture;

(3)  the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(4)  if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of persons other than the depository for such Global Security or a nominee thereof; and

(5)  any CUSIP(s), ISIN(s) or other identifying numbers.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

SECTION 2.02.  Form and Dating.  The Securities will be sold initially (1) to certain QIBs that are also Qualified Purchasers and (2) outside the United States to Non-U.S. Persons, in compliance with Regulation S under the Securities Act, and will initially be represented by global Securities in book-entry form. Provisions relating to the Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Original Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Original Securities set forth in the Appendix and Exhibit 1 are part of the terms of this Indenture.

SECTION 2.03.  Execution and Authentication.  An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until a Trust Officer of the Trustee manually or by facsimile signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver US$500,000,000 aggregate principal amount of 6.750% Notes due 2023 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by an Officer of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.  Registrar, Paying Agent and Transfer Agent.  The Company shall maintain an office or agency in The City of New York where Securities may be presented for registration of transfer or for exchange (the “Registrar” and “Transfer Agent”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents and transfer agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA applicable to paying agents. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Transfer Agent, the Trustee shall act as such, to the extent that it is lawful to so act, and shall be entitled to appropriate compensation therefor pursuant to Section 8.06. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, co-registrar or Transfer Agent.

The Company initially appoints the Trustee as Registrar, Paying Agent and Transfer Agent in connection with the Securities.

So long as the Securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange rules so require, there will be a Paying Agent, Transfer Agent and Listing Agent in Luxembourg. Deutsche Bank Luxembourg S.A. will initially act as such Luxembourg Paying Agent, Transfer Agent and Listing Agent.

SECTION 2.05.  Paying Agent To Hold Money in Trust.  At least one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest, together with any Additional Amounts then due, when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.  Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.07.  Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar, or a co-registrar or a Transfer Agent with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met and if the transferee certifies to the Company and Registrar that: (i) the requirements of this Indenture have been met and under the terms of the Security, the person seeking registration of transfer is eligible to have the Security registered in its name, (ii) the endorsement or instruction is made by the appropriate person or by an agent who has actual authority to act on behalf of the appropriate person, (iii) reasonable assurance is given that the endorsement or instruction is genuine and authorized, (iv) any applicable law relating to the collection of taxes has been complied with, (v) the transfer does not violate any restriction on transfer imposed by the Company, (vi) a demand that the Company not register transfer has not become effective (or, if such a demand has become effective, the Company has given notice to the person making such demand stating that (x) registration of transfer of the Security is sought, (y) a demand that the Company not register transfer had previously been received and (z) the Company will withhold registration for 10 days from the date of communication of such notice), and (vii) the transfer is in fact rightful or is to a Protected Purchaser. When Securities are presented to the Registrar, or a co-registrar or a Transfer Agent with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Securities at the Registrar’s, or co-registrar’s or Transfer Agent’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected and delivered for redemption or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agents, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not presentation of such Security is overdue, and none of the Company, the Trustee, any Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.  Replacement Securities  In the event that any Security shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company’s request, the Trustee will authenticate and deliver a new Security, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, and bearing interest from the date to which interest has been paid on such Security, in exchange and substitution for such Security (upon surrender and cancellation thereof) or in lieu of and substitution for such Security. In the event that such Security is destroyed, lost or stolen, the applicant for a substitute Security shall furnish to the Company, the Trustee, the Paying Agent, the Luxembourg Paying Agent, Transfer Agent and Listing Agent and Registrar and any co-Registrar and Transfer Agent such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Security, the applicant shall also furnish to the Company and the Trustee satisfactory evidence of the destruction, loss or theft of such Security and of the ownership thereof. Upon the issuance of any substituted Security, the Company may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

SECTION 2.09.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.11.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its current practice unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.12.  Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest (i) to the persons who are Securityholders on a subsequent special Record Date or (ii) to persons who are Securityholders in any other lawful manner not inconsistent with the rules of any applicable securities exchange if deemed practicable by the Trustee. The Company shall fix or cause to be fixed any such special Record Date (which special Record Date shall not be more than 15 nor less than 10 days prior to the payment date) and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special Record Date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.  CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.14.  Denomination.  The Securities will be issued in fully registered form without interest coupons attached and will be issued in denominations of US$250,000 and integral multiples of US$1,000 in excess thereof.

SECTION 2.15.  Transfer Restrictions.

(a)  The Securities may be transferred to a person only (1) inside the United States to QIBs that are also Qualified Purchasers in compliance with the Section 4(2) private placement exemption from the registration requirements of the Securities Act; and (2) outside the United States to Non-U.S. Persons in offshore transactions in reliance on Rule 903 of Regulation S.

(b)  No Holder may, in any transaction or series of transactions, directly or indirectly (each of the following, a “transfer” and each recipient of a transfer, a “transferee”), (i) sell, assign or otherwise in any manner dispose of all or any part of its interest in any Security, whether by act, deed, merger or otherwise or (ii) mortgage, pledge or create a lien or security interest in such beneficial interest unless such transfer is to the Company or satisfies the conditions set forth in this Section 2.15. No person other than the Company and the initial purchasers may acquire an interest in any Security except in compliance with the terms provided below. Each subsequent transferee will be deemed to have made the representations, warranties, agreements and acknowledgements, as applicable, as described in the legend as set forth under Section 2.15(c).

(c)  Each Global Security will bear a legend substantially to the following effect:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND CORP GROUP BANKING S.A. (THE “ISSUER”) HAS NOT REGISTERED UNDER THE INVESTMENT

COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER OF THIS NOTE OR SUCH INTEREST: (1) REPRESENTS THAT IT HAS OBTAINED THIS NOTE OR SUCH INTEREST IN A TRANSACTION IN COMPLIANCE WITH THE SECURITIES ACT, THE INVESTMENT COMPANY ACT AND ALL OTHER APPLICABLE LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTIONS AND WITH THE RESTRICTIONS ON OFFER, SALE AND TRANSFER SET FORTH IN THE INDENTURE; (2) REPRESENTS, WARRANTS AND AGREES THAT (A) IT IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, (B) (i) IT WAS NOT FORMED, ORGANIZED, REORGANIZED, CAPITALIZED OR RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER), (ii) IT IS NOT (X) A PARTNERSHIP, (Y) A COMMON TRUST FUND OR (Z) A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND, EMPLOYEE PLAN OR OTHER PLAN, SUCH AS A 401(K) PLAN, IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (iii) IF IT WOULD BE AN INVESTMENT COMPANY BUT FOR THE EXCEPTION IN SECTION 3(C)(1) OR SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT, ITS INVESTMENT IN THE NOTES DOES NOT EXCEED 40% OF ITS TOTAL ASSETS OR COMMITTED CAPITAL, (iv) IT DID NOT SPECIFICALLY SOLICIT ADDITIONAL CAPITAL OR SIMILAR CONTRIBUTIONS FROM ANY PERSON OWNING AN EQUITY OR SIMILAR INTEREST IN IT FOR THE PURPOSE OF ENABLING IT TO ACQUIRE NOTES OR INTERESTS THEREIN, IN EACH CASE, EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED PURCHASER, (v) IT HAS RECEIVED THE CONSENT REQUIRED TO BE A QUALIFIED PURCHASER FROM ITS BENEFICIAL OWNERS IF IT IS AN EXCEPTED INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (vi) IT IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (vii) IT WILL PROVIDE NOTICE TO ANY SUBSEQUENT TRANSFEREE OF THE TRANSFER RESTRICTIONS PROVIDED IN THE INDENTURE AND THIS LEGEND, (viii) IT WILL HOLD AND TRANSFER NOTES IN AN AMOUNT OF NOT LESS THAN $250,000 FOR ITS OWN ACCOUNT OR FOR EACH ACCOUNT FOR WHICH IT IS ACTING AND (ix) IT WILL PROVIDE THE REGISTRAR, THE

ISSUER AND THE TRUSTEE FROM TIME TO TIME WITH SUCH INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUEST IN ORDER TO ASCERTAIN COMPLIANCE WITH CLAUSE (1) ABOVE AND THIS CLAUSE (2) AND IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (D) IT IS A NON-US PERSON (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT AND REGULATION S) AND ACQUIRED THE NOTES OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN RELIANCE ON RULE 903 OF REGULATION S; (3) AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER (EACH, A “TRANSFER”) THIS NOTE EXCEPT TO A TRANSFEREE THAT MEETS THE REQUIREMENTS SET FORTH IN SUBCLAUSES (A) (B) AND (C) OR (D) OF CLAUSE (2) ABOVE; (4) AGREES THAT IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT; (5) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (6) ACKNOWLEDGES THAT THE TRUSTEE AND THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THE NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS NOTE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE TRUSTEE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR INTEREST HEREIN IN VIOLATION OF THE FOREGOING RESTRICTIONS.

NEITHER THIS NOTE NOR ANY INTEREST HEREIN IS TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN AND IN THE INDENTURE. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUSTEE, THE REGISTRAR, THE ISSUER OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR ANY INTEREST HEREIN AGREES TO PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO THE TRANSFEREE. IN ADDITION TO THE FOREGOING, THE TRUSTEE AND THE ISSUER RESERVE THE RIGHT TO RESELL THIS NOTE OR ANY INTEREST HEREIN

PREVIOUSLY TRANSFERRED TO NON-PERMITTED HOLDERS (AS DEFINED IN THE INDENTURE) IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THE INDENTURE.

SUBJECT TO THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL THAT ANY SUCH AMENDMENT OR SUPPLEMENT WILL NOT CONSTITUTE A VIOLATION OF APPLICABLE LAW, THIS NOTE, THE INDENTURE AND ANY OTHER RELATED DOCUMENTATION INCLUDING THIS LEGEND MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE OR ANY INTEREST HEREIN TO REFLECT ANY CHANGE REQUIRED OR PERMITTED BY APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF). EACH HOLDER OF THIS NOTE OR INTEREST HEREIN SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

In addition, each Global Security will also bear a legend substantially to the following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

In addition, each Regulation S Security will also bear a legend substantially to the following effect:

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S) UNDER THE SECURITIES

ACT, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

In addition, each definitive Security will also bear a legend substantially to the following effect:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(d)  The following provisions shall apply with respect to the registration of any proposed transfer of an Original Security or an Additional Security to any Non-U.S. Person:

(i)       the Registrar shall register the transfer of any Original Security or any Additional Security, whether or not such Security bears the Restricted Securities Legend, if the proposed transferor has delivered to the Trustee a certificate substantially in the form of Exhibit 2 to Appendix A hereof;

(ii)      if the proposed transferee is a participant in DTC and the Securities to be transferred consist of definitive Securities which after transfer are to be evidenced by an interest in a Regulation S Global Security upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.15(d)(i), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of definitive Securities to be transferred and the Trustee and/or the Registrar shall cancel the definitive Securities so transferred or decrease the principal amount of such definitive Security, as the case may be;

(iii)     if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.15(d)(i), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (ii) an increase in the principal amount of the

Regulation S Global Security in an amount equal to the principal amount of definitive Securities to be transferred.

(e)  The following provisions shall apply with respect to the registration of any proposed transfer of an Original Security or an Additional Security to person who is both a QIB and a Qualified Purchaser (excluding Non-U.S. Persons):

(i)  if the Security to be transferred consists of (x) a definitive Security, the Registrar shall register the transfer if such transfer is being made to a proposed transferee who has delivered to the Trustee a certificate substantially in the form set forth in Exhibit 3 to Appendix A hereof or (y) an interest in the Restricted Global Security, the transfer of such interest may be effected only through the book entry system maintained by DTC after delivery to the Trustee of a certificate substantially in the form set forth in Exhibit 3 to Appendix A hereof;

(ii)  if the Security to be transferred consists of a definitive Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures therefor and (ii) the appropriate certificate, if any, required by Section 2.15(e)(i), together with any required legal opinions and certifications, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the definitive Security, to be transferred, and the Trustee shall cancel the definitive Security so transferred; and

(iii)  if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.15(e)(i), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (x) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (y) an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the Global Security to be transferred.

Notwithstanding anything to the contrary elsewhere in this Indenture or the Securities, any transfer of a Security or beneficial interest in any Security to a U.S. Person that is not both a Qualified Purchaser and a QIB shall be null and void, and any such purported transfer of which the Company, the Registrar or the Trustee shall have actual knowledge or written notice shall be disregarded by the Company, the Registrar and the Trustee for all purposes.

If any person who was a Non-Permitted Holder at the time of such person’s acquisition of a Security or beneficial interest in any Security, the Company may and the Trustee shall, promptly after a Trust Officer receives written notice that such person is a Non-Permitted Holder, send notice to such Non-Permitted Holder with a copy to the Trustee or the Company, as applicable, demanding that such Non-Permitted Holder transfer its interest to a person that is not a Non-Permitted Holder and otherwise is a permissible Holder thereof hereunder. If such Non-

Permitted Holder fails to so transfer such interest, the Company and the Trustee shall have the right (but not the obligation), without further notice to the Non-Permitted Holder, to sell such interest or Security to a purchaser selected by the Company that is not a Non-Permitted Holder on such terms as the Company or the Trustee, as the case may be, may choose. The Company, acting through an investment bank selected by the Company, shall select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Securities and selling such Securities to the highest such bidder. However, the Company may select a purchaser by any other means determined by it in its sole discretion. Each Holder of a Security or interest therein, each Non-Permitted Holder with respect to such Security or interest therein, and each other person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of a Security or an interest in a Security, agrees to cooperate with the Company or the Trustee, as the case may be, to effect such transfers. The proceeds of such transfer, net of any commissions, expenses and taxes due in connection with such transfer, shall be remitted to the Non-Permitted Holder. The terms and conditions of any transfer under this Section 2.15(e) shall be determined in the sole discretion of the Company and the Company shall not be liable to any person having an interest in the Securities sold as a result of any such transfer or the exercise of such discretion.

ARTICLE III

Optional Redemption

SECTION 3.01.  Notices to Trustee.  If the Company elects, on one or more occasions, to redeem Securities pursuant to this Indenture and paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date fixed by the Company unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer’s Certificate from the Company reasonably satisfactory to the Trustee to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.  Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed at its address appearing in the Securities Register.

The notice shall identify the Securities to be redeemed and shall state:

(1)  the redemption date;

(2)  the redemption price or the information specified in paragraph 5 of the Securities;

(3)  the name and address of the Paying Agent;

(4)  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)  that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days, but not earlier than 60 days, before the redemption date.

SECTION 3.03.  Effect of Notice of Redemption.  Once notice of redemption is mailed, subject to the satisfaction or waiver by the Company of any conditions precedent to such redemption set forth in the notice, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.04.  Deposit of Redemption Price.  One Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related Interest Payment Date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

ARTICLE IV

Optional Tax Redemption

SECTION 4.01.  Optional Tax Redemption.

The Company may redeem the Securities at the Company’s option in whole, but not in part, at any time, at a redemption price equal to 100% of their principal amount outstanding, plus Additional Amounts, if any, and any accrued and unpaid interest up to the date of redemption, if the Company certifies to the Trustee the occurrence of a Tax Event. The notice of any redemption pursuant to this Section 4.01 will be given at least 30 days but not more than 60 days prior to the earliest date on which the Company would be obligated to pay such Excess Additional Amounts if a payment in respect of the Securities were then due.

Before giving any notice of redemption as described in the preceding paragraph, the Company will deliver an Officer’s Certificate to the Trustee stating that the Company is entitled to effect such redemption in accordance with the terms of this Indenture and setting forth in reasonable detail a statement of facts relating thereto. Such Officer’s Certificate will be accompanied by a written opinion of recognized independent counsel to the effect that:

(1)       the Company has or will become obligated to pay the Excess Additional Amounts as a result of such change or amendment; and

(2)       all governmental approvals necessary for the Company to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

ARTICLE V

Covenants

SECTION 5.01.  Payment of Securities The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

SECTION 5.02.  Limitation on Incurrence of Additional Indebtedness.

(a)       The Company will not, directly or indirectly, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness other than Permitted Indebtedness, or permit any of its Restricted Subsidiaries to issue Preferred Stock, except that the Company and its Restricted Subsidiaries may Incur additional Indebtedness if at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom:

(1)       a Default or an Event of Default will not have occurred or be continuing at the time of, or would occur as a consequence of, such Incurrence;

(2)       the Company’s Interest Coverage Ratio is no less than 2.0 to 1.0;

(3)       the Company’s Leverage Ratio is no greater than 4.5 to 1.0;

(4)       the Company owns directly or indirectly at least 136,100,000,000 shares of CorpBanca’s Voting Stock; and

(5)       the Company’s Collateralization Ratio is 1.75 or greater.

 (b)       For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this Section 5.02, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with IFRS.

 SECTION 5.03.  Restricted Payments.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(a)       declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or the Capital Stock of any of its Restricted Subsidiaries to holders of such Capital Stock, other than (1) dividends or distributions payable in Qualified Capital Stock of the Company; (2) any dividends or distributions payable to the Company; or (3) any dividends or distributions to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;

(b)       purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or the Capital Stock of any of its Restricted Subsidiaries;

(c)       make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness; or

(d)       make any Investment (other than a Permitted Investment);

unless, at the time of and immediately after giving effect to such Restricted Payment:

 (A)       no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

 (B)       immediately after giving effect to such transaction on a pro forma basis, the Company (i) could Incur US$1.00 of additional Indebtedness under the provisions of Section 5.02(a) hereof and (ii) for the avoidance of doubt, owns directly or indirectly at least 136,100,000,000 shares of CorpBanca’s Voting Stock; and

 (C)       the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Permitted Payments made pursuant to clauses (1) through (9) below) would not exceed the sum of (without duplication):

(i)   100% of the Company’s net income for the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such net income is a deficit, minus 100% of such deficit); plus

(ii)  100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date, other than:

(x)       Net Cash Proceeds received from an issuance or sale of such Capital Stock to a subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)       Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Securities in compliance with the provisions set forth under Section 3.02 hereof;

plus

(iii)  the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s Consolidated Statement of Financial Position upon the conversion or exchange (other than debt held by a subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)  the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Company or any of its Restricted Subsidiaries in any person resulting from:

(x)       repurchases or redemptions of such Investments by such person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments); or

(y)       the re-Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was previously included in the calculation of the amount of Restricted Payments; provided that no amount will be included under this clause (iv) to the extent it is already included in net income.

Notwithstanding the preceding, this Section 5.03 does not prohibit (each of the following, a “Permitted Payment”):

(1)      the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)      if no Default or Event of Default will have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Capital Stock solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale of Qualified Capital Stock of the Company, other than to a Restricted Subsidiary;

(3)      the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an Incurrence of Refinancing Indebtedness related to such Subordinated Indebtedness permitted to be Incurred pursuant to Section 5.02 hereof;

(4)      if no Default or Event of Default will have occurred and be continuing, any payment made out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, or made by exchange for, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Restricted Subsidiary);

(5)      any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 5.02 hereof and constitutes Refinancing Indebtedness;

(6)      the payment or distribution to dissenting stockholders of any Restricted Subsidiary pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 6.01 hereof;

(7)      dividends, distributions, reductions of capital, loans, extensions of credit or payments to affiliates made out of the proceeds of Asset Sales (i) made in compliance with Section 5.06 hereof and (ii) so long as immediately after giving effect to each such transaction on a pro forma basis, the Company could Incur US$1.00 of additional Indebtedness under the provisions of Section 5.02(a);

(8)      if no Event of Default will have occurred and be continuing, dividends, distributions, loans, extensions of credit or payments to affiliates made within six months of the Issue Date to effect the repayments and refinancings described in the “Use of Proceeds” section of the Offering Memorandum; and

(9)      if no Default or Event of Default will have occurred and be continuing, Restricted Payments not otherwise permitted hereby, in an aggregate amount at the time of each such Restricted Payment not to exceed the greater of US$30 million and 1.50% of Unconsolidated Total Assets at such time.

SECTION 5.04.  Distribution of CorpBanca Dividends

The Company will vote the CorpBanca shares held by it, to the extent permitted by the Chilean Corporations Law, in favor of the payment by CorpBanca of annual dividends to its shareholders in an annual amount equal to at least 30% of CorpBanca’s net income for each fiscal year.

SECTION 5.05.  Limitation on Liens.

The Company will not, and will cause its Restricted Subsidiaries not to, Incur or suffer to exist any Lien upon the whole or any part of the property of the Company or the property of such Restricted Subsidiary (including Capital Stock of the subsidiaries of the Company), whether owned on the Issue Date or acquired thereafter, or any interest therein or any income or profits therefrom, to secure for the benefit of the holders of any existing or future Indebtedness of the Company or any of its subsidiaries or affiliates without, in any such case, effectively providing that the Securities will be secured prior to or equally and ratably with such Indebtedness. The foregoing restrictions will not apply to any Permitted Lien.

SECTION 5.06.  Limitation on Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of the Company’s or their respective affiliates (each such transaction, an “Affiliate Transaction”), unless:

(a)       the terms of such Affiliate Transaction, taken as a whole, are not less favorable to the Company than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s length basis from a person that is not its affiliate;

(b)       in the event that such Affiliate Transaction involves aggregate annual payments, or transfers of property or services with a Fair Market Value in excess of US$10.0 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company; and

(c)       in the event that such Affiliate Transaction involves aggregate annual payments, or transfers of property or services with a Fair Market Value in excess of US$20.0 million, the Company will obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Subsidiary (if any) from a financial point of view from an independent financial advisor.

The foregoing requirements will not apply to:

(1)      transactions with or among the Company and any Restricted Subsidiary, or between or among Restricted Subsidiaries;

(2)      reasonable fees and compensation paid to, and any indemnity provided on behalf of, the Company’s officers, directors, employees, consultants or agents or those of any Restricted Subsidiary as determined in good faith by the Board of Directors of the Company;

(3)      any transactions undertaken pursuant to any contractual obligations or rights in existence on the Issue Date (as in effect on the Issue Date) or any renewal or amendment thereto after the Issue Date (so long as such renewal or amendment is not more disadvantageous to the holders of the Securities in any material respect in the good faith judgment of the Board of Directors of the Company than the terms of the contractual obligations or rights in effect on the Issue Date);

(4)      compensation or employee benefit arrangements with any of the officers or directors of the Company or those of any Restricted Subsidiary entered into in the ordinary course of business;

(5)      any agreement between any person and an affiliate of such person existing at the time such person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not more disadvantageous to the Holders in the good faith judgment of the Board of Directors of the Company than the terms of the applicable agreement as in effect on the date of such acquisition or merger;

(6)      any dividends, distributions, payments and Investments made in compliance with Section 5.03 hereof;

(7)      any issuance or sale of Capital Stock (other than Disqualified Stock) to affiliates and the granting of registration and other customary rights in connection therewith; and

(8)      transactions involving the acquisition or disposition of CorpBanca shares on market rates as long as immediately after giving effect thereto the Company owns directly or indirectly at least 136,100,000,000 shares of CorpBanca’s Voting Stock; and

(9)      transactions in which the Company or any Restricted Subsidiary obtains a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or any Restricted Subsidiary than those that could reasonably be expected to be obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms’-length basis from a person that is not an affiliate.

SECTION 5.07.  Asset Sales.

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of. Of such consideration, at least the lesser of (i) 100% and (ii) an amount equal to (A) the outstanding principal amount of the Securities, plus accrued and unpaid interest thereon and Additional Amounts, if any, plus (B) any other outstanding Indebtedness of the Company that is senior to or pari passu with the Securities and contains a similar provision requiring the Company to offer to purchase such Indebtedness with proceeds of Asset Sales, will be in the form of cash or Cash Equivalents (in either such case, the “net cash proceeds”).

The Company or any Restricted Subsidiary, as the case may be, may apply the net cash proceeds of any Asset Sale within 365 days from the later of the Asset Sale and the receipt of such net cash proceeds thereof (i) to purchase Capital Stock of CorpBanca from a person other than the Company or any Restricted Subsidiary; (ii) to pay interest due and payable on the Securities; (iii) to permanently reduce obligations under other Indebtedness of the Company of any Restricted Subsidiary (other than Disqualified Stock or Subordinated Indebtedness); (iv) to a Restricted Payment made in compliance with Section 5.03 hereof and/or (v) as long as the Investment Grade Requirement is met immediately after giving pro forma effect to the proposed transaction, any other purpose related to the business of directly or indirectly owning securities of persons engaged in the banking, insurance, asset management and/or other financial service industries in countries in Latin America, and activities arising out of or similar, related, incidental or ancillary thereto (including without limitation foreign exchange hedging transactions and interest rate hedging transactions in connection with the Securities or other Indebtedness).

To the extent all or a portion of the net cash proceeds of any Asset Sale are not applied within the 365 days of the Asset Sale as described in the immediately preceding paragraph, the Company will make an offer to purchase Securities (the “Asset Sale Offer”) at a purchase price equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the “Asset Sale Offer Amount”). At the Company’s option and on a pro rata basis, the Company may also offer to purchase any other Indebtedness that is senior to or pari passu with the Securities that contains similar provisions requiring the Company to offer to purchase such Indebtedness with the proceeds of Asset Sales. Pursuant to any such Asset Sale Offer, the Company will offer to purchase, from all tendering holders of Securities and such other senior or pari passu Indebtedness on a pro rata basis, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of Securities and other such Indebtedness to be purchased equal to the unapplied net cash proceeds.

The purchase of Securities pursuant to an Asset Sale Offer will occur not less than 20 Business Days following the date of that Asset Sale Offer, or any longer period as may be required by law, nor more than 45 days following the 365th day following the Asset Sale. the Company may, however, defer an Asset Sale Offer until there is an aggregate amount of unapplied net cash proceeds from one or more Asset Sales equal to or in excess of US$25.0 million. At that time, the entire amount of unapplied net cash proceeds, and not just the amount in excess of US$25.0 million, will be applied as required pursuant to this Section 5.07. Pending application in accordance with this Section 5.07, any net cash proceeds will be invested in cash or Cash Equivalents.

The Company send each notice of an Asset Sale Offer by first class mail to each holder of Securities as shown on the register of holders, with a copy to the Trustee, and publish such notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange www.bourse.lu. The Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the “Asset Sale Offer Payment Date”). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of US$1,000 in exchange for cash.

On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1)      accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer;

(2)      deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all Securities or portions thereof so tendered; and

(3)      deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof the Company is purchasing.

To the extent holders of Securities and holders of other Indebtedness that is senior to or pari passu with the Securities, if any, which are the subject of an Asset Sale Offer properly tender Securities or the other senior Indebtedness in an aggregate amount exceeding the amount of unapplied net cash proceeds, the Company will purchase the Securities and any other senior

Indebtedness, if applicable, on a pro rata basis (based on amounts tendered). If only a portion of a Security is purchased pursuant to an Asset Sale Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder of such Security upon cancellation of the Original Security, or appropriate adjustments to the amount and beneficial interests in a Global Security will be made, as appropriate.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities in connection with an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.07, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 5.07 described hereunder by virtue of the Company’s compliance with such securities laws or regulations.

Upon completion of an Asset Sale Offer, the amount of net cash proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of Securities and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of unapplied net cash proceeds, the Company may use any remaining net cash proceeds for general corporate purposes of the Company or any Restricted Subsidiary.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a person in a transaction permitted under Section 6.01 hereof, the Successor Company will be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 5.07, and will comply with the provisions of this Section 5.07 with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold will be deemed to be net cash proceeds for purposes of this Section 5.07.

SECTION 5.08.  Reporting Requirements The Company will furnish to the Holders and to prospective purchasers of Securities any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. In addition, so long as the Securities remain outstanding, the Company will provide the Trustee with:

(1)      annual audited consolidated financial statements of the Company prepared in accordance with IFRS and the rules and regulations of the SVS, including a report thereon by the Company’s certified independent auditors and related analysis (análisis razonado), which financial statements will be provided no more than 90 days following the end of the related year; and

(2)      quarterly consolidated financial statements of the Company prepared in accordance with IFRS and the rules and regulations of the SVS, which may be unaudited, for the three-month periods ending March 31, June 30 and September 30 of each year, including a related analysis (análisis razonado) which financial statements will be provided no more than 75 days following the end of the related quarter; provided that such quarterly information may consist of, and be in the same format as, the information (translated into English) that would be required to be provided to the Chilean regulatory authorities on a quarterly basis;

provided in each case that the Company will not be required pursuant to this Section 5.08 to provide disclosure which is qualitatively more explicit or precise than that which is required by the rules and regulations of the SVS. So long as the Securities are listed on the Luxembourg Stock Exchange, the Company will make available the information specified in the preceding sentence at the office of the Luxembourg transfer and paying agent.

SECTION 5.09.  Limitation on Business Activities.

The Company will not engage in any business material to the Company and its Restricted Subsidiaries (taken as a whole) other than the ownership of securities of persons engaged the banking insurance, asset management and/or other financial service industries in countries in Latin America, and activities arising out of or similar, related, incidental or ancillary thereto (including without limitation foreign exchange hedging transactions and interest rate hedging transactions in connection with the Securities or other Indebtedness).

SECTION 5.10.  Rule 144A Information.  The Company shall take all action necessary to provide information to permit resales of the Securities pursuant to Rule 144A under the Securities Act, including furnishing to any Holder of a Security or beneficial interest in a Global Security, or to any prospective purchaser designated by such Holder, upon written request of such Holder, financial and other information required to be delivered under Rule 144A(d)(4) (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).

SECTION 5.11.  Statement as to Compliance.  As promptly as practicable beginning March 31, 2014 and in any event prior to March 31 in each year, the Company will deliver to the Trustee a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

SECTION 5.12.  Corporate Existence.

Except to the extent permitted by Article VI hereof, the Company shall maintain in effect its corporate existence and will use reasonable efforts to do or cause to be done such things as in its judgment may be reasonably necessary to preserve its rights (charter and statutory) and franchises; provided that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof would not have a material adverse effect on the ability of the Company to perform its payment obligations under the Securities.

SECTION 5.13.  Payment of Additional Amounts.  All payments under the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, penalties, duties, fines, assessments or other governmental charges (or interest on any of the foregoing) of whatsoever nature (collectively, “Taxes”) imposed, levied, collected, withheld or assessed by, within or on behalf of Chile or any political subdivision or governmental authority thereof or therein having power to tax, unless such withholding or deduction is required by law or the interpretation or administration thereof. In such event, the Company will pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the amounts received by the Holder after such withholding or deduction, including withholding or deduction with respect to such Additional Amounts, equal the amounts of principal and interest and premium, if any, and Additional Amounts, if any, that would have been receivable in respect of such Security in the absence of such withholding or deduction. However, the obligation to pay Additional Amounts will not apply:

(a)       to any Taxes that would have not been imposed:

 (1)      in the case where presentation of a Security is required for payment, but for the fact that the Security is presented more than 30 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in the place of payment by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will have been given to the Holders by the Trustee, except to the extent that the Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such 30-day period;

 (2)      but for the existence of any present or former, direct or indirect, connection between the Holder or beneficial owner (or between a fiduciary, settler, beneficiary, member or shareholder of the Holder or beneficial owner, if the Holder or beneficial owner is an estate, a trust, a partnership, a limited liability company or a corporation) and Chile (or any political subdivision or governmental authority thereof or therein), other than the mere ownership or holding of such Security or the receipt of principal, interest or other amounts in respect thereof; or

 (3)      but for the failure by the Holder, the beneficial owner of the Security or any payee in respect of such Security to (i) make a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) comply with any certification, identification, information, documentation or other reporting requirement concerning its nationality, residence, identity or connection with Chile provided in each case that such declaration or compliance is required by applicable Chilean law as a precondition to exemption from, or reduction in the rate of, the applicable Taxes and the Company has given the Holder, beneficial owner or payee at least 30 days’ notice that such declaration or compliance is required;

(b)       in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(c)       in respect of any Taxes payable other than by withholding or deduction;

(d)       in respect of any payment to a Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment or Security, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or Security would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Security; or

(e)     in respect of any Taxes or amounts owed pursuant to an agreement with a taxing authority that would not have been imposed but for a failure by the holder or beneficial owner (or any financial institution through which the holder or beneficial owner holds any Note or through which payment on the Note is made) to (i) enter into an agreement described in Section 1471(b)(1) of the Code or otherwise comply with Sections 1471 through 1474 of the Code or any regulations promulgated thereunder (or under any implementing legislation adopted by Chile), (ii) provide information sufficient for the Issuer to determine whether the holder or beneficial owner (or financial institution through which the holder or beneficial owner holds any Note or through which payment on the Note is made) is a U.S. Person or should otherwise be treated as holding a “United States account” of the Issuer (or comply with similar requirements under any implementing legislation adopted by Chile) or (iii) consent, where necessary, to have information about it reported to the U.S. taxing authorities; or

(f)       any combination of (a) through (e) above.

The Company will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or any other document or instrument relating thereto, or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than: (i) Chile; (ii) any jurisdiction where the Paying Agent is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Paying Agent makes a payment on the Securities, or any political organization or governmental authority thereof or therein having the power to tax in respect of any payments under the Securities; or (iii) any jurisdiction imposing such taxes, charges or similar levies as a result of, or as a requirement in connection with, the enforcement of the Securities or any other such document or instrument related to the Securities following the occurrence of any Event of Default with respect to the Securities.

All references in this Indenture, in any context to the payment of principal of, or interest on, or any other amount payable on or with respect to, any Securities, such reference will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

SECTION 5.14.  Effectiveness of Covenants.

(a)      Following the first day (such date, a “Suspension Date”) (i) the Notes have Investment Grade Ratings from at least two Rating Agencies, and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)      Section 5.02 (“Limitation on Incurrence of Additional Indebtedness”);

(2)      Section 5.03 (“Restricted Payments”);

(3)      Section 5.04 (“Distribution of CorpBanca Dividends”); and

(4)      clause (b) of Section 6.01 (“When Company May Merge or Transfer Assets.”

(b)      If at any time the Securities’ Credit Rating is downgraded from an Investment Grade Rating by any Rating Agency that had provided an Investment Grade Rating to the Securities or a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the next subsequent Suspension Date (in which event the Suspended Covenants shall again be suspended for such time that the Securities maintain an Investment Grade Rating from such Rating Agencies and no Default or Event of Default occurs and is continuing); provided that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Securities with respect to the Suspended Covenants based on, and none of the Company or any of its subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c)      On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 5.02(a) as Permitted Indebtedness or pursuant to one of the clauses set forth in paragraph (a) above (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 5.02(a) or as Permitted Indebtedness or pursuant paragraph (a) above such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (2) the definition of Permitted Indebtedness. Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 5.03 hereof will be made as though Section 5.03 hereof had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 5.03(a) hereof.

(d)      During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture, unless the Company would have been permitted to designate such subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such Designation shall be deemed to have created a Restricted Payment as set forth under Section 5.03 hereof following the Reinstatement Date.

(e)      Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any holder of the Securities upon request.

SECTION 5.15.  U.S. Dollar Equivalent.  For purposes of determining compliance with any covenant in this Indenture that is limited or otherwise refers to a specified amount of U.S. dollars, the amount of any item denominated in a currency other than U.S. dollars shall be the U.S. Dollar Equivalent of such item.

ARTICLE VI

Successor Company

SECTION 6.01.  When Company May Merge or Transfer Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any person (whether or not the Company is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the properties and assets of the Company (determined on a consolidated basis for the Company and its consolidated subsidiaries), to any person unless:

(a)  either:

(1)       the Company will be the surviving or continuing corporation, or

(2)       the person formed by such consolidation or into which the Company is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and those of its Restricted

Subsidiaries substantially as an entirety (the “Successor Company”) (A) will be a corporation organized and validly existing under the laws of Chile, and (B) expressly assumes, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and Additional Amounts, if any, and interest on all of the Securities and the performance and observance of every covenant of the Securities and this Indenture that the Company is required to perform or observe;

(b)      immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including giving effect on a pro forma basis to any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), the Company or such Successor Company, as the case may be, would be able to Incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 5.02(a) hereof;

(c)      immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(B) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default will have occurred or be continuing; and

(d)      the Company or the Successor Company will have delivered to the Trustee an Officer’s Certificate stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition comply with the applicable provisions of this Indenture and an Opinion of Counsel that the conditions set forth in clause (a) above have been satisfied.

The provisions of clause (b) above will not apply to:

(1)      any transfer of the properties or assets of a Restricted Subsidiary to the Company or to a wholly owned Restricted Subsidiary;

(2)      any merger of a Restricted Subsidiary into the Company; and

(3)      any merger of the Company into a Restricted Subsidiary created for the purpose of holding the Company’s Capital Stock,

so long as, in each case, the Indebtedness of the Company and that of its Restricted Subsidiaries is not increased thereby.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries in accordance with this Section 6.01, in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Successor Company had been named as the original issuer of the Securities. For the avoidance of doubt, compliance with this Section 6.01 will not affect the

Company’s obligation (including a Successor Company, if applicable) under Section 11.01 hereof.

ARTICLE VII

Defaults and Remedies

SECTION 7.01.  Events of Default.  The following events shall be “Events of Default”:

(1)      a failure by the Company to pay any principal of the Securities when due and payable, whether at maturity, upon redemption or otherwise, or a failure by the Company to offer to purchase the Securities when required to do so pursuant to the terms of this Indenture or the Securities;

(2)      a failure by the Company for 30 days to pay interest or any Additional Amounts when due and payable on any Securities;

(3)      a failure by the Company to perform or comply with the provisions of Section 6.01 hereof;

(4)      a failure by the Company to perform or observe any other covenant or agreement in the Securities or this Indenture, not otherwise expressly included as an Event of Default in (1), (2) or (3) above, and the continuance of such default for more than 60 days after written notice of such default has been received by the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(5)      default under any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than the Securities and Indebtedness owed to the Company or a Restricted Subsidiary) under any indenture or other instrument under which such Indebtedness has been issued or by which it is governed, which default is (a) caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of any applicable grace period or (b) results in the acceleration of such Indebtedness prior to its maturity, and in each case the principal amount of any such Indebtedness, together with the principal amount of any other Indebtedness unpaid or the maturity of which has been so accelerated, aggregates US$30 million (or its equivalent in other currencies) or more;

(6)      a failure by the Company or any Restricted Subsidiary to pay one or more final judgments against any of them (to the extent not covered by insurance) aggregating US$30 million (or its equivalent in other currencies) or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more after such judgment becomes final;

(7)      delisting of CorpBanca’s Voting Stock from the Santiago Stock Exchange;

or

(8)      the entering of a decree or order by a court having jurisdiction adjudging the Company, CorpBanca or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of or by the Company, CorpBanca or any Significant Subsidiary and such decree or order continuing to be undischarged or unstayed for a period of 60 days; the entering of a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator for the liquidation or dissolution of the Company, CorpBanca or any Significant Subsidiary and such decree or order continuing to be undischarged and unstayed for a period of 60 days; the institution by the Company, CorpBanca or any Significant Subsidiary of any proceeding to be adjudicated as voluntary bankrupt, or their respective consent to the filing of a bankruptcy proceeding against it, or its consent to the petition or appointment of a receiver or liquidator or trustee in bankruptcy or insolvency of the Company or of any substantial part of its property.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Securities notify the Company (and in the case of such notice by Holders, the Company and the Trustee) of the Default and the Company does not cure such Default within the time specified in clause (3) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 7.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% of the aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee (and to the Trustee if given by Holders), may and the Trustee at the request of such Holders shall declare the principal amount of the applicable securities, together with accrued and unpaid interest thereon, immediately be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(8) occurs, the maturity of all outstanding Securities shall automatically be accelerated and the principal amount of the Securities, together with accrued and unpaid interest thereon, shall be immediately due and payable. The right of the Holders to give such acceleration notice shall terminate if the event giving rise to such right shall have been cured before such right is exercised. The Trustee or the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Company may annul and rescind any declaration of acceleration if all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Securities are cured. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee and the Company may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

SECTION 7.06.  Limitation on Suits.  A Securityholder shall not have any right to institute any proceeding with respect to this Indenture or the Securities or for any remedy hereunder or thereunder unless:

(1)      such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)      the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity and/or security, to the Trustee to institute such proceeding in respect of such Event of Default in its own name as Trustee; and

(3)      the Trustee has failed to institute such proceeding for 60 days after the receipt of such notice and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice.

The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit individually instituted by a Holder of Securities for the enforcement of payment of the principal of, or interest on, such Security on or after the respective due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 7.07.  Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest together with any Additional Amounts then due on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.06 hereof.

SECTION 7.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.06 hereof.

 SECTION 7.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article VII, it shall pay out the money or property in the following order:

 FIRST:  to the Trustee for amounts due under Section 8.06 hereof;

 SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

 THIRD:  to the Company.

 The Trustee may fix a Record Date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such Record Date, the Company shall mail to each Securityholder and the Trustee a notice that states the Record Date, the payment date and amount to be paid.

 SECTION 7.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

 SECTION 7.12.  Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

Trustee

 SECTION 8.01.  Duties of Trustee.

(a)      If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)      Except during the continuance of an Event of Default:

 (1)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

 (2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

 (1)       this paragraph does not limit the effect of paragraph (b) of this Section;

 (2)       the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

 (3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05 or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities.

(d)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)      Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VIII shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

 SECTION 8.02.  Rights of Trustee.

(a)      The Trustee may rely conclusively on, and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost and expense of the Company and it shall not incur any liability by reason of such inquiry or investigation.

(b)      Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)      The Trustee may act through agents and attorneys and shall not be responsible for the acts or omissions of any agent appointed with due care.

(d)      The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)      The Trustee may consult with counsel of its choice, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)      The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)      In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)      The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j)      The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(k)      The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

 SECTION 8.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 8.09 and 8.10.

 SECTION 8.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

 SECTION 8.05.  Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after it receives written notice of such a default (unless such default shall have been cured); provided that, except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

 SECTION 8.06.  Compensation and Indemnity.  The Company shall pay to the Trustee and the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, from time to time reasonable compensation for its services as shall have been agreed upon between the Company and the Trustee and the Luxembourg Paying Agent, Transfer Agent and Listing Agent. The Trustee’s and the Luxembourg Paying Agent, Transfer Agent and Listing Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, upon request for all reasonable out-of-pocket expenses incurred or made by it, including reasonable costs of collection, in addition to the compensation for its services. Such expenses shall include, as applicable, the commercially reasonable compensation and expenses, disbursements and advances of the Trustee’s or the Luxembourg Paying Agent, Transfer Agent and Listing Agent’s agents, counsel, accountants and experts. The Company shall indemnify the

Trustee and the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, against any and all loss, damages, claims, liability or expense (including commercially reasonable attorneys’ fees of not more than one counsel) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee or the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Luxembourg Paying Agent, Transfer Agent and Listing Agent to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company has been prejudiced by such failure to notify. The Company shall defend the claim and the Trustee or the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, may have not more than one separate counsel (in addition to local counsel) and the Company shall pay the commercially reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, through the Trustee’s or the Luxembourg Paying Agent, Transfer Agent and Listing Agent’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee or the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, without the Company’s consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee and the Luxembourg Paying Agent, Transfer Agent and Listing Agent, as applicable, shall extend to each of its officers, directors, employees, agents, successors and assigns.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy law.

SECTION 8.07.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Company and the Trustee in writing. The Company may remove the Trustee if:

(1)      the Trustee fails to comply with Section 8.09;

(2)      the Trustee is adjudged bankrupt or insolvent;

(3)      a receiver or other public officer takes charge of the Trustee or its property; or

(4)      the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company by a Board Resolution shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.09, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

SECTION 8.08.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 8.09.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 8.10.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

 SECTION 8.11.  Appointment of Co-Trustee.

(a)      Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the trust, and to vest in such person or persons, in such capacity and for the benefit of the Securityholders, such title to the trust, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.09 and no notice to Securityholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.07.

(b)      Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

 (i)       all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

 (ii)      no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

 (iii)     the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)      Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this

Indenture and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)      Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

Defeasance; Discharge of Indenture

 SECTION 9.01.  Legal Defeasance and Covenant Defeasance.

(a)      The Company may, at its option, at any time, elect to have its obligations with respect to all outstanding Securities discharged upon compliance with the conditions set forth in Section 9.02. If the Company exercises its Legal Defeasance (as defined below) option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto.

(b)      Upon the Company’s exercise under such option, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.02, be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities after the deposit specified in Section 9.02(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be outstanding only for the purposes of Section 9.03 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Securities and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

 (i)         the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Securities when such payments are due,

 (ii)         the Company’s obligations with respect to such Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payments,

 (iii)          the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith,

 (iv)          this Article IX.

(c)         Upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.01(c), the Company will, subject to the satisfaction of the conditions set forth in Section 9.02 hereof, be released from each of its obligations under the covenants contained in Sections 5.02, 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, and 5.11 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 9.02 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (in being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities will be unaffected thereby. In addition, upon the Company’s exercise under Section 9.01 hereof of the option applicable to this Section 9.01(c), subject to the satisfaction of the conditions set forth in Section 9.02 hereof, Section 7.01(3) hereof will not constitute an Event of Default.

Subject to compliance with this Article IX, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 9.01.

 SECTION 9.02.  Conditions to Defeasance.  The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)      the Company will have irrevocably deposited with the Trustee, in trust for the benefit of the Holders, cash or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, and each installment of interest (including Additional Amounts, if any) on the Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(b)      in the case of Legal Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture there has been a change in the applicable U.S. federal income tax statutes or regulations, in either case to the effect that, and based thereon such opinion will confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(c)      in the case of Covenant Defeasance, the Company will have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)      no Default or Event of Default will have occurred and be continuing with respect to the Securities at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

(e)      the Trustee will have received an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries is bound;

(f)      the Trustee will have received an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of the Company’s other creditors or any creditor of the Company’s subsidiaries or with the intent of defeating, hindering, delaying or defrauding any of the Company’s other creditors or creditors of others; and

(g)      the Company will have delivered to the Trustee an Opinion of Counsel to the effect that payments of amounts deposited in trust with the Trustee, as described above, will not be subject to future taxes, duties, fines, penalties, assessments or other governmental charges imposed, levied, collected, withheld or assessed by, within or on behalf of Chile or any political subdivision or governmental authority thereof or therein having power to tax, except to the extent that Additional Amounts in respect thereof will have been deposited in trust with the Trustee as described above.

 SECTION 9.03.  Application of Trust Money.  The Trustee shall hold in trust U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article IX. It shall apply the deposited money and the U.S. dollars from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

 SECTION 9.04.  Repayment to Company.

(a)  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

(b)  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

 SECTION 9.05.  Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 9.06.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.  Satisfaction and Discharge.  This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Securities, as expressly provided for herein) as to all Outstanding Securities when:

(1)      either (a) all the Securities previously authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has previously been deposited in trust or segregated and held in trust by the Trustee for the holders of the Securities) have been delivered to the Trustee for cancellation; or (b) all Securities not previously delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire Indebtedness on the Securities not previously delivered to the Trustee for cancellation, for principal of, Additional Amounts, if any, and interest on the Securities to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

(2)      the Company has paid all other sums payable under this Indenture and the Securities by the Company; and

(3)      the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been met.

ARTICLE X

Amendments

SECTION 10.01.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1)  to evidence the Company’s succession by another corporation, and the assumption by such party of the Company’s obligations;

(2)  to add covenants or Events of Default, or to surrender any of the Company’s rights or powers for the benefit of the Holders;

(3)  to cure any ambiguity, omission, defect or inconsistency in this Indenture;

(4)  to provide for the appointment of a successor trustee;

(5)  to provide for the issuance of Securities in bearer form;

(6)  to conform any provision in this Indenture to the “Description of the Notes” section of the Offering Memorandum to the extent such provision of the “Description of the Notes” was intended to be a verbatim recitation of a provision in this Indenture or the Securities; or

(7)  to make any other change to this Indenture which does not adversely affect the legal rights or interests of the Holders in any material respect.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

SECTION 10.02.  With Consent of Holders.   The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) or by the adoption of resolutions at a meeting of Holders of Securities by the Holders of at least a majority of the outstanding Securities. However, without the consent or affirmative vote of each Securityholder affected thereby, an amendment may not:

(1)  reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

(2)  reduce the stated rate of interest or extend the stated time of payment of interest, including defaulted interest and Additional Amounts, on any Securities;

(3)  reduce the principal of or extend the fixed maturity of any Securities or change the date on which any Securities may be subject to redemption, or reduce the redemption prices therefor;

(4)  make any Securities payable in money other than that stated in the Securities;

(5)  impair the right of each Holder to receive payment of, premium (including Additional Amounts), if any, and interest on such Security on or after the due date thereof or to bring suit to enforce such payment;

(6)  make any change in the provisions of Section 5.13 hereof that adversely affects the rights of any Holder; or

(7)  modify provisions relating to waiver of any Default or Event of Default, waiver of the obligations of the Company under Article V hereof and the provisions summarized in this clause (7), except to increase any specified percentage or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected by the modification.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 10.03.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those persons who were Securityholders at such Record Date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date.

SECTION 10.04.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 10.05.  Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article X if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity and/or security reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE XI

Change of Control

SECTION 11.01.  Change of Control.  Upon the occurrence of a Change of Control Event, Holders will have the right to require the Company to purchase all or a portion of their Securities (in integral multiples of US$1,000) pursuant to a change of control offer (“Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment” and the date of such purchase, the “Change of Control Payment Date”), in accordance with the procedures set forth below. If the date of purchase is on a date that is after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay such interest to the Holder of record on the corresponding Record Date, which may or may not be the same person to whom the Company will pay the purchase price.

Within 30 days following the occurrence of any Change of Control Event, the Company will send a notice to the Trustee for distribution to each holder and, for so long as the

Securities are listed on the Luxembourg Stock Exchange, will publish the notice on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The notice of the Change of Control Offer will state, among other things:

(1)  that a Change of Control Event has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date);

(2)  the circumstances and relevant facts regarding such Change of Control Event;

(3)  the Change of Control Payment Date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law; and

(4)  the instructions, as determined by the Company, consistent with the provisions of this Article XI, that a Holder must follow in order to have its Securities purchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)  accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)  deposit with the paying agent funds in an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)  deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions thereof the Company is purchasing.

If only a portion of a Security is purchased pursuant to a Change of Control Offer, a new Security in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder upon cancellation of the Original Security, or appropriate adjustments to the amount and beneficial interests in a Global Security will be made, as appropriate.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article XI, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article XI by virtue of the Company’s compliance with such securities laws or regulations.

The Company will not be required to make a Change of Control Offer following a Change of Control Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer, and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

ARTICLE XII

Miscellaneous

SECTION 12.01.  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by internationally recognized overnight courier, postage prepaid, or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Corp Group

Rosario Norte, 660, piso 23

Las Condes, Santiago, Chile

Attention:  Cristóbal Cerda

Telephone: + 562 – 2660 - 6135

Fax: + 562 - 2660 - 6109

With a copy to:

Corp Group

Rosario Norte, 660, piso 23

Las Condes, Santiago, Chile

Attention:  Álvaro Barriga

Telephone: + 562-2660-6000

Fax: + 562 - 2660 - 6109

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention of:  David L. Williams

Telephone:  +1 212 - 455 - 7433

Fax:  + 1 212 455 - 2502

If to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

MS NYC60-2710

New York, New York 10005

Fax:  732-578-4635

Attn:  Corporates Team – Corp Group Banking S.A.

With a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust and Agency Services

100 Plaza One, Mailstop JCY03-0699

Jersey City, New Jersey 07311

Fax:  732-578-4635

Attn:  Corporates Team – Corp Group Banking S.A.

If to the Luxembourg Paying Agent:

Deutsche Bank Luxembourg S.A.

2, Boulevard Konrad Adenauer

1115 Luxembourg, Luxembourg

Fax: 352 473136

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. All notices shall be deemed to have been given (whether or not the addressee receives it) (i) upon the mailing by first class mail, postage prepaid, of such notices to Securityholders at their registered addresses as they appear on the register of the Registrar not later than the latest date, and not earlier than the earliest date, prescribed in the Securities for the giving of such notice. Notices delivered to the Trustee shall only be effective upon actual receipt.

Where this Indenture provides for the giving of notice to Holders, such notice shall be in English and deemed to have been given upon (i) the mailing of such notice to Holders at their registered addresses as recorded in the Security register; and (ii) for so long as the Securities continue to be listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxembourger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication. If publication as provided above is not practicable, notices will be given in such other manner, and shall be deemed to have been given on such date, as the Trustee may approve. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to other Holders.

SECTION 12.02.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)  an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)  a statement that the individual making such certificate or opinion has read such covenant or condition;

 (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

 (3)  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

 (4)  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

 SECTION 12.04.  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

 SECTION 12.05.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

 SECTION 12.06.  Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions in the State of New York or Chile are authorized or required by law to close. If a payment date is a Legal Holiday in the place of payment, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular Record Date is a Legal Holiday, the Record Date shall not be affected.

 SECTION 12.07.  Governing Law, Consent to Jurisdiction and Service of Process.

(a)  THIS INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)  Each of the parties hereto:

 (i)  agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Securities, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan, The City of New York,

 (ii)  waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile,

 (iii)  irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding,

 (iv)  agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, and

 (v)  agrees that service of process by mail to the addressed specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c)  The Company has appointed Corp Banca, New York Branch, with offices currently at 845 Third Avenue, 5th Floor, New York, New York 10022 as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Securities which may be instituted in any state or federal court in The City of New York, New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Securities remain outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Securities remain outstanding or until the irrevocable appointment by the Company of a successor agent in The City of New York, New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(d)  If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Holder of a Security from U.S. dollars into another currency, the Company has agreed, and each Holder by holding such Security will be deemed to have agreed, to the fullest extent that the Company and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

(e)  The Company’s obligation in respect of any sum payable by it to a Holder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of a Security of any sum adjudged to be so due in the judgment currency, the Holder of such Security may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of the U.S. dollars so purchased is less than the sum originally due to the Holder in the judgment currency (determined in the manner set forth in the preceding paragraph), the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Security against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company such excess, provided that such Holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such Holder any obligations due and payable under such Security, in which case such excess may be applied to the Company’s obligations under such Security in accordance with the terms thereof.

SECTION 12.08.  Waiver of Immunity.  To the extent that the Company, its Subsidiaries or any of its or their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company or its Subsidiaries, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or from counterclaim from the jurisdiction of any Chilean, New York State or U.S. Federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or its Subsidiaries, or any other matter under or arising out of or in connection with, the Securities or this Indenture, the Company and its Subsidiaries irrevocably and unconditionally waive or will waive such right, and agree not to plead or claim any such immunity and consents to such relief and enforcement.

SECTION 12.09.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.10.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11.  Multiple Originals.  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.12.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.13.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE (SOLELY IN ITS CAPACITY AS TRUSTEE, WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT IN ANY WAY AFFECT ANY RIGHT OF ANY HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.14.  USA Patriot Act.  The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided

SECTION 12.15.  Force Majeure.  The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee that prevents the Trustee from performing such act or fulfilling such duty, obligation or responsibility hereunder (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communication facility).

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CORP GROUP BANKING S.A.

By	/s/ María Pilar Dañobeitía Estades
	Name:	María Pilar Dañobeitía Estades
	Title:	Chief Executive Officer

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By	Deutsche Bank National Trust Company

By	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

By	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

DEUTSCHE BANK LUXEMBOURG S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent

By	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Attorney-in-Fact

By	/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Attorney-in-Fact

APPENDIX A

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO ORIGINAL SECURITIES

1.      Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.

“Company Order” means a written request or order signed in the name of the Company by the chairman of its Board of Directors or its chief executive officer and by its deputy general manager, its chief financial officer or its general counsel, and delivered to the Trustee.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary by the Company pursuant to this Indenture, which must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any successor to such person.

“DTC” means the Depository Trust Company.

“Euroclear” means Euroclear Bank S.A./N.V.

“Global Securities” means the Regulation S Global Security and the Restricted Global Security.

“Non-Permitted Holder” means any U.S. Person who was not both a Qualified Purchaser and a QIB at the time of such person’s acquisition of a Security or beneficial interest in any Security.

“Non-U.S. Person” has the meaning given to it in Regulation S for the purposes of the Securities Act and the Investment Company Act for the purposes of the Investment Company Act of 1940.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Qualified Purchaser” has the meaning ascribed to such term in Section 2(a)(51) of the Investment Company Act.

“Regulation S Global Security” means one of the permanent Regulation S Global Securities in definitive, fully registered book-entry form without interest coupons, constituting a Regulation S Security.

“Regulation S Security” means a security sold outside of the U.S. in reliance on Regulation S.

“Restricted Securities Legend” has the meaning set forth in Section 2.1(6).

“Restricted Global Security” means a single, permanent Global Security in definitive, fully registered form without interest coupons, constituting a Restricted Security.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor person thereto and shall initially be Deutsche Bank Trust Company Americas.

“U.S. Person” shall have the meaning given to it for the purposes of the Investment Company Act.

2.      The Securities

2.1    Form and Registration.

(1)     Form and Registration. The certificates representing the Securities shall be issued in fully registered form without interest coupons.

(2)     Regulation S Global Securities. Securities offered and sold in reliance on Regulation S under the Securities Act shall initially be represented by one or more Regulation S Global Securities, which shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the accounts of Euroclear and Clearstream, Luxembourg (as indirect participants in DTC). Each Regulation S Global Security shall bear one of the legends set forth in Exhibit 1 of this Appendix.

(3)     Restricted Global Security. Securities sold in reliance on Rule 144A under the Securities Act shall be represented by one or more Restricted Global Securities and shall be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC.

(4)     Ownership. Each Global Security shall be subject to restrictions on transfer, set forth in Section 2.3 and 2.4 of this Appendix. Ownership of beneficial interests in a Global Security shall be limited to persons who have accounts with DTC or Euroclear and Clearstream, Luxembourg, as indirect participants in DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Security shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). QIBs may hold their interests in a

Restricted Global Security, directly through DTC, if they are participants in such system, or indirectly through organizations that are participants in such system.

Investors may hold their interests in a Regulation S Global Security, directly through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

So long as DTC or its nominee is the registered owner or holder of a Global Security, DTC or such nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture and the Securities. No beneficial owner of an interest in a Global Security shall be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture. Payments of the principal and interest on a Global Security shall be made to DTC or its nominee, as the registered owner thereof. Neither the Company, the Trustee, nor any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

(5)     Limitation on Obligations. Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures set forth in the Indenture in order to facilitate transfers of interests in a Global Security among participants of DTC, Euroclear and Clearstream, Luxembourg, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any Paying Agent shall have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

(6)     Successors; Definitive Securities. If (i) DTC is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfers through DTC or a successor securities depository, or (iii) an Event of Default has occurred and is continuing and the Registrar and the Company have received a written request from a beneficial owner of Securities to issue its proportionate interest in the Global Security, the Company shall issue certificated Securities which may bear the Restricted Securities Legend set forth in Exhibit 1 to this Appendix (the “Restricted Securities Legend”) to such requesting beneficial owner, in exchange for their beneficial interests in Global Securities. Holders of an interest in a Global Security may receive certificated Securities, which may bear the legend set forth in Exhibit 1 to this Appendix, in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture; provided, however, that if the Company is issuing certificated Securities pursuant to Section 2.1(6)(ii), the Company shall only be required to issue certificated Securities to the beneficial owners of the Securities who request certificated Securities.

(7)     Certificated Securities. Except as provided in this Section 2.1 or Section 2.3 of this Appendix, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities. The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any person, including DTC and persons that may hold interests through DTC to take any action which a Holder is entitled to take under the Indenture or the Securities. In the event of transfer of Restricted Global Security to the beneficial owners thereof in the form of certificated Securities, the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

2.2     Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of U.S.$ 500,000,000 of the Company’s 6.750% Notes due 2023, and (2) any additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.03 of the Indenture. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3     Global Securities.

 (1) Any Global Security (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the outstanding Securities of such series, (ii) shall be registered in the name of DTC or its nominee, (iii) shall be delivered by the Trustee to the DTC or pursuant to the DTC’s instruction, and (iv) shall bear a legend substantially to following effect:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

  (2)  Members of, or participants in, DTC, Euroclear or Clearstream, Luxembourg shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or the Trustee as its custodian, or under the Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(3)  Interests of beneficial owners in the Global Securities may only be transferred or exchanged for certificated Securities in accordance with the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg and the provisions of the Indenture, including this Appendix. In addition, certificated Securities shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Securities if (i) DTC is at any time unwilling or unable to continue as a depositary for the Global Securities and a successor depositary or clearing agency is not appointed by the Company within 90 days, (ii) the Company elects to discontinue use of the system of book-entry transfers through DTC or a successor securities depository, or (iii) an Event of Default has occurred and is continuing and the Registrar and the Company has received a written request from a beneficial owner of Securities to issue its proportionate interest in the Global Security.

Transfers between participants in DTC shall be effected in accordance with DTC’s procedures, and shall be settled in same-day funds. Transfers between participants in Euroclear and Clearstream, Luxembourg shall be effected in the ordinary way in accordance with their respective rules and operating procedures.

The Company expects that DTC shall take any action permitted to be taken by a Holder (including the presentation of Securities for exchange) only at the direction of one or more participants to whose account the interest in a Global Security is credited and only in respect of such portion of the securities as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Securities, DTC may exchange the applicable Global Securities for certificated Securities which it shall distribute to its participants and which may bear the Restricted Securities Legend as set forth in Exhibit 1 to this Appendix.

Subject to compliance with the transfer restrictions applicable to the Global Securities, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, shall be effected through DTC in accordance with DTC’s rules on behalf of each of Euroclear or Clearstream, Luxembourg by its common depositary; however, such cross-market transactions shall require delivery of instructions to Euroclear or Clearstream, Luxembourg by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, Luxembourg shall, if the transaction meets its settlement requirements, deliver instructions to its common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the common depositaries for Euroclear or Clearstream, Luxembourg.

(4)  In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.3(3) the Registrar shall (if one or more definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and principal amount of authorized denominations.

(5)  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other corresponding Global Security and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Security for as long as it remains such an interest.

(6)  In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to Section 2.3(3), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC, Euroclear or Clearstream, Luxembourg in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of definitive Securities of authorized denominations.

(7)  Any definitive Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to this Section 2.3 shall bear the Restricted Securities Legend set forth in Exhibit 1 to this Appendix.

(8)  The registered Holder of any Global Security may grant proxies and otherwise authorize any person, including participants in DTC and persons that may hold interests through participants in DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.4    Special Transfer Provisions.

The Securities may be transferred to a person only (1) inside the United States to QIBs that are also Qualified Purchasers in compliance with the Section 4(2) private placement exemption from the registration requirements of the Securities Act; and (2) outside the United States to Non-U.S. Persons in offshore transactions in reliance on Rule 903 of Regulation S.

The following provisions shall apply with respect to the Securities:

(1)      Transfers to Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of an Original Security or an additional Security to any Non-U.S. Person:

(a)     the Registrar shall register the transfer of any Original Security or any additional Security, whether or not such Security bears the Restricted Securities Legend, if the proposed transferor has delivered to the Trustee a certificate substantially in the form of Exhibit 2 to this Appendix;

(b)     if the proposed transferee is a participant in DTC and the Securities to be transferred consist of definitive Securities which after transfer are to be evidenced by an interest in a Regulation S Global Security upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.4(1)(a), together with any required legal opinions and certifications, the

Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of definitive Securities to be transferred and the Trustee and/or the Registrar shall cancel the definitive Securities so transferred or decrease the principal amount of such definitive Security, as the case may be;

(c)     if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.4(1)(a), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (ii) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of definitive Securities to be transferred.

(2)      Transfers to QIBs.    The following provisions shall apply with respect to the registration of any proposed transfer of an Original Security or an additional Security to person who is both a QIB and a Qualified Purchaser (excluding Non-U.S. Persons):

(a)     if the Security to be transferred consists of (i) a definitive Security, the Registrar shall register the transfer if such transfer is being made to a proposed transferee who has delivered to the Trustee a certificate substantially in the form set forth in Exhibit 3 to this Appendix or (ii) an interest in the Restricted Global Security, the transfer of such interest may be effected only through the book entry system maintained by DTC after delivery to the Trustee of a certificate substantially in the form set forth in Exhibit 3 to this Appendix;

(b)     if the Security to be transferred consists of a definitive Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures therefor and (ii) the appropriate certificate, if any, required by Section 2.4(2)(a), together with any required legal opinions and certifications, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Security in an amount equal to the principal amount of the definitive Security, to be transferred, and the Trustee shall cancel the definitive Security so transferred; and

(c)     if the proposed transferor is a participant in DTC seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (i) written instructions given in accordance with DTC’s and the Registrar’s procedures and (ii) the appropriate certificate, if any, required by Section 2.4(2)(a), together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and (i) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (ii) an increase in the principal amount of the

Restricted Global Security in an amount equal to the principal amount of the Global Security to be transferred.

Notwithstanding anything to the contrary elsewhere in the Indenture or this Security, any transfer of a Security or beneficial interest in any Security to a U.S. Person that is not both a Qualified Purchaser and a QIB shall be null and void, and any such purported transfer of which the Company, the Registrar or the Trustee shall have actual knowledge or written notice shall be disregarded by the Company, the Registrar and the Trustee for all purposes.

If any person who was a Non-Permitted Holder at the time of such person’s acquisition of a Security or beneficial interest in any Security, the Company may and the Trustee shall, promptly after a Trust Officer receives written notice that such person is a Non-Permitted Holder, send notice to such Non-Permitted Holder with a copy to the Trustee or the Company, as applicable, demanding that such Non-Permitted Holder transfer its interest to a person that is not a Non-Permitted Holder and otherwise is a permissible Holder thereof hereunder. If such Non-Permitted Holder fails to so transfer such interest, the Company and the Trustee shall have the right (but not the obligation), without further notice to the Non-Permitted Holder, to sell such interest or Security to a purchaser selected by the Company that is not a Non-Permitted Holder on such terms as the Company or the Trustee, as the case may be, may choose. The Company, acting through an investment bank selected by the Company, shall select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Securities and selling such Securities to the highest such bidder. However, the Company may select a purchaser by any other means determined by it in its sole discretion. Each Holder of a Security or interest therein, each Non-Permitted Holder with respect to such Security or interest therein, and each other person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of a Security or an interest in a Security, agrees to cooperate with the Company or the Trustee, as the case may be, to effect such transfers. The proceeds of such transfer, net of any commissions, expenses and taxes due in connection with such transfer, shall be remitted to the Non-Permitted Holder. The terms and conditions of any transfer under this subsection shall be determined in the sole discretion of the Company and the Company shall not be liable to any person having an interest in the Securities sold as a result of any such transfer or the exercise of such discretion.

(3)  Restricted Securities Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by Section 2.4(1) exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

(4)  Other Transfers.  If a Holder proposes to transfer a Security constituting a Restricted Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for by Section 2.4(1), the Registrar shall only register such transfer or exchange if such transferor delivers an Opinion of Counsel reasonably satisfactory to the Company, the Registrar and the Trustee that such transfer is in compliance with the

Securities Act and the terms of the Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a Non-U.S. Person.

(5)  General.  By its acceptance of any Security (or any beneficial interest in any Global Security) bearing the Restricted Securities Legend, each Holder of such a Security or Holder of such beneficial interest acknowledges the restrictions on transfer of such Security set forth in the Indenture and in the Restricted Securities Legend and agrees that it will transfer such Security only as provided in the Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in the Indenture.

The Registrar shall retain copies of all certificates, letters, notices and other written communications received pursuant to Section 2.4. The Company shall have the right to inspect and make copies of all such certificates, letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

2.5     Cancellation or Adjustment of Global Security.

At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to DTC for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

EXHIBIT 1

to

APPENDIX A

FORM OF ORIGINAL SECURITY

[FORM OF FACE OF SECURITY]

Include the following legend on all Securities that are Global Securities

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

Include the following legend on all Securities that are Global Securities.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND CORP GROUP BANKING S.A. (THE “ISSUER”) HAS NOT REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER OF THIS NOTE OR SUCH INTEREST: (1) REPRESENTS THAT IT HAS OBTAINED THIS NOTE OR SUCH INTEREST IN A TRANSACTION IN COMPLIANCE WITH THE SECURITIES ACT, THE INVESTMENT COMPANY ACT AND ALL OTHER APPLICABLE LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTIONS AND WITH THE RESTRICTIONS ON OFFER, SALE AND TRANSFER SET FORTH IN THE INDENTURE; (2) REPRESENTS, WARRANTS AND AGREES THAT (A) IT IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, (B) (i) IT WAS NOT FORMED, ORGANIZED, REORGANIZED, CAPITALIZED OR

RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER), (ii) IT IS NOT (X) A PARTNERSHIP, (Y) A COMMON TRUST FUND OR (Z) A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND, EMPLOYEE PLAN OR OTHER PLAN, SUCH AS A 401(K) PLAN, IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (iii) IF IT WOULD BE AN INVESTMENT COMPANY BUT FOR THE EXCEPTION IN SECTION 3(C)(1) OR SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT, ITS INVESTMENT IN THE NOTES DOES NOT EXCEED 40% OF ITS TOTAL ASSETS OR COMMITTED CAPITAL, (iv) IT DID NOT SPECIFICALLY SOLICIT ADDITIONAL CAPITAL OR SIMILAR CONTRIBUTIONS FROM ANY PERSON OWNING AN EQUITY OR SIMILAR INTEREST IN IT FOR THE PURPOSE OF ENABLING IT TO ACQUIRE NOTES OR INTERESTS THEREIN, IN EACH CASE, EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED PURCHASER, (v) IT HAS RECEIVED THE CONSENT REQUIRED TO BE A QUALIFIED PURCHASER FROM ITS BENEFICIAL OWNERS IF IT IS AN EXCEPTED INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (vi) IT IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (vii) IT WILL PROVIDE NOTICE TO ANY SUBSEQUENT TRANSFEREE OF THE TRANSFER RESTRICTIONS PROVIDED IN THE INDENTURE AND THIS LEGEND, (viii) IT WILL HOLD AND TRANSFER NOTES IN AN AMOUNT OF NOT LESS THAN $250,000 FOR ITS OWN ACCOUNT OR FOR EACH ACCOUNT FOR WHICH IT IS ACTING AND (ix) IT WILL PROVIDE THE REGISTRAR, THE ISSUER AND THE TRUSTEE FROM TIME TO TIME WITH SUCH INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUEST IN ORDER TO ASCERTAIN COMPLIANCE WITH CLAUSE (1) ABOVE AND THIS CLAUSE (2) AND IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (D) IT IS A NON-US PERSON (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT AND REGULATION S) AND ACQUIRED THE NOTES OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN RELIANCE ON RULE 903 OF REGULATION S; (3) AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER (EACH, A “TRANSFER”) THIS NOTE EXCEPT TO A TRANSFEREE THAT MEETS THE REQUIREMENTS SET FORTH IN SUBCLAUSES (A) (B) AND (C) OR (D) OF CLAUSE (2) ABOVE; (4) AGREES THAT IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT; (5) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

EFFECT OF THIS LEGEND; AND (6) ACKNOWLEDGES THAT THE TRUSTEE AND THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THE NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS NOTE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE TRUSTEE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR INTEREST HEREIN IN VIOLATION OF THE FOREGOING RESTRICTIONS.

NEITHER THIS NOTE NOR ANY INTEREST HEREIN IS TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN AND IN THE INDENTURE. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUSTEE, THE REGISTRAR, THE ISSUER OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR ANY INTEREST HEREIN AGREES TO PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO THE TRANSFEREE. IN ADDITION TO THE FOREGOING, THE TRUSTEE AND THE ISSUER RESERVE THE RIGHT TO RESELL THIS NOTE OR ANY INTEREST HEREIN PREVIOUSLY TRANSFERRED TO NON-PERMITTED HOLDERS (AS DEFINED IN THE INDENTURE) IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THE INDENTURE.

SUBJECT TO THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL THAT ANY SUCH AMENDMENT OR SUPPLEMENT WILL NOT CONSTITUTE A VIOLATION OF APPLICABLE LAW, THIS NOTE, THE INDENTURE AND ANY OTHER RELATED DOCUMENTATION INCLUDING THIS LEGEND MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE OR ANY INTEREST HEREIN TO REFLECT ANY CHANGE REQUIRED OR PERMITTED BY APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF). EACH HOLDER OF THIS NOTE OR INTEREST HEREIN SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Include the following legend on all Securities that are Regulation S Securities

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S) UNDER THE SECURITIES ACT, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED

INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

Include the following legend on all Securities that are definitive Securities

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF FACE OF SECURITY]

No. 001	Principal Amount US$[ ]
[If the Security is a Global Security, include the following two lines:
as revised by the Schedule of Increases and
Decreases attached hereto]

6.750% Notes due 2023

CUSIP NO. [        ]

ISIN NO. [        ]

Corp Group Banking S.A., a Chilean corporation, promises to pay to Cede & Co., or registered assigns, the principal amount [of              Dollars] [as revised by the Schedule of Increases and Decreases attached hereto]* on the dates and in the amounts set forth on the other side of this Security.

Interest Payment Dates: March 15 and September 15.

Additional provisions of this Security are set forth on the other side of this Security.

*	Insert for Global Securities

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of [date].

CORP GROUP BANKING S.A.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

            AUTHENTICATION

Dated:  [                         ]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: Deutsche Bank National Trust Company

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

6.750% Notes due 2023

1.  Interest and Principal

CORP GROUP BANKING S.A., a Chilean sociedad anónima (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above, plus Additional Amounts, if any. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day, commencing September 15, 2013. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of the first interest payment only, if an incomplete month, the actual number of days elapsed.

The Securities will mature on March 15, 2023 and the aggregate principal amount of Securities outstanding at such time will become due and payable.

2.  Method of Payment

The Company will pay interest and Additional Amounts, if any, on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the date preceding the interest payment date. The Company will pay the principal of the Securities to the persons who are registered holders of the Securities at the close of business on the date preceding the principal payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Payments on the Securities will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York in the United States unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Register; provided, that payments on the Securities may also be made, in the case of a Holder of at least $10,000,000 in aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Company to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”), will act as Paying Agent, Transfer Agent and Registrar and Deutsche Bank Luxembourg S.A. (the “Luxembourg Paying Agent”) will act as the Luxembourg Paying Agent, Transfer Agent and Listing Agent,. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

16

4.  Indenture

The Company issued the Securities under an Indenture dated as of February 5, 2013 (the “Indenture”), between the Company, the Trustee and the Luxembourg Paying Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are secured and unsubordinated obligations of the Company unlimited in principal amount. [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of US$500,000,000. The Securities include the Original Securities and any additional Securities that may be issued under the Indenture.] [This Security is one of the additional Securities referred to in the Indenture. The Securities include such additional Securities and the Original Securities in an aggregate principle amount of US$500,000,000 previously issued under the Indenture.]

5.  Optional Redemption

(a)  Except as set forth below, the Securities may not be redeemed prior to their Stated Maturity. The Company is not, however, prohibited from acquiring the Securities by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

(b)  The Company may redeem the Securities in accordance with the provisions of Article III of this Indenture at its option, on one or more occasions, on any date prior to March 15, 2018, in whole but not in part, at any time at a redemption price equal to:

(1)      100% of the principal amount of the Securities to be redeemed, plus

(2)      the Applicable Premium and Additional Amounts, if any, and any accrued and unpaid interest up to the date of redemption. If the redemption date is on a date that is after a record date and on or prior to the corresponding interest payment date, the Company will pay such interest to the holder of record on the corresponding record date, which may or may not be the same person to whom the Company will pay the redemption price.

(c)      At any time on or after March 15, 2018 the Company may, at its option, on one or more occasions, redeem the Securities, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below.

Period	Percentage

17

2018	103.375%
2019	102.250%
2020	101.125%
2021 and thereafter	100,000%

(d)  The Securities may be redeemed at the Company’s election, as a whole, but not in part, by the giving of notice as provided in Article III of the Indenture, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued interest to the redemption date, if, a Tax Event shall have occurred and be continuing.

The notice of redemption will be given at least 30 days but not more than 60 days before the earliest date on which the Company would be obligated to pay such Excess Additional Amounts if a payment in respect of the Securities were then due.

Before giving any notice of redemption as described in the preceding paragraph, the Company will deliver an Officer’s Certificate to the Trustee stating that the Company is entitled to effect such redemption in accordance with the terms of this Indenture and setting forth in reasonable detail a statement of facts relating thereto. Such Officer’s Certificate will be accompanied by a written opinion of recognized independent counsel to the effect that:

(1)      the Company has or will become obligated to pay the Excess Additional Amounts as a result of such change or amendment; and

(2)      all governmental approvals necessary for the Company to effect the redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

6.  Notice of Redemption

Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address appearing in the Securities Register. Any notice to Holders of Securities of such a redemption pursuant to clause (b) in paragraph 5 needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described in such clause (b), must be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and the other conditions specified in the Indenture are satisfied, on and after such date interest shall cease to accrue on such Securities (or such portions thereof) called for redemption.

7.  Sinking Fund

The Securities are not subject to any sinking fund.

18

8.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of US$250,000 and integral multiples of US$1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. Neither the Trustee nor any Registrar or Transfer Agent need register the transfer of or exchange definitive Securities for a period from the Record Date to the due date for any payment of principal of, or interest on, the Securities or register the transfer of or exchange any Securities for 15 days prior to selection for redemption through the date of redemption.

9.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

Subject to the conditions specified in the Indenture, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations as specified in the Indenture for the payment of principal, interest and Additional Amounts, if any, on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Security holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to the exceptions set forth in the Indenture, without the consent of each Holder of Securities, the Company and the Trustee may not amend the Indenture or the Securities to: change any installment of interest with respect to any Security or reduce the principal amount of or interest with respect to any Security; change the cash price at which the Securities may be redeemed by the Company; modify obligations to pay Additional Amounts; change the currency in which, or change the required place at which, payment with respect to principal of or interest with respect to the Securities is payable; or reduce the above-stated percentage of principal amount outstanding of Securities required to modify or amend the

19

Indenture or the terms or conditions of the Securities or to waive any future compliance or past default.

13.  Defaults and Remedies

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% of the aggregate principal amount of the Securities then outstanding, subject to the limitations specified in the Indenture, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to the limitations specified in the Indenture, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Trustee or the Holders of a majority in aggregate principal amount of the outstanding Securities by written notice to the Company may annul and rescind any declaration of acceleration if all amounts then due with respect to the Securities are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Securities are cured. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

14.  Trustee Dealings with the Company

Subject to the limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20

17.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  Governing Law

THE SECURITIES WILL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19.  CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Currency of Account; Conversion of Currency

U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Securities or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Securities and the Indenture.

21.  Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Securities may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

21

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

22

EXHIBIT 2

to

APPENDIX A

FORM OF CERTIFICATE TO BE DELIVERED

BY TRANSFERORS IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S

[Date]

Corp Group Banking S.A.

Rosario Norte, 660, piso 23

Las Condes, Santiago, Chile

Attention:  Cristóbal Cerda

Telephone: + 562 – 2660 - 6135

Fax: + 562 - 2660 - 6109

Deutsche Bank Trust Company Americas

60 Wall Street

MS NYC 60-2710

New York, NY 10005

Re:	Corp Group Banking S.A. (the “Company”)

6.750% Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of February 5, 2013 in regard of the Securities among the Company, Deutsche Bank Trust Company Americas, as Trustee, and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent (the “Indenture”). Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

In connection with our proposed transfer of US$                      aggregate principal amount of Securities, we confirm that such transfer has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)     the offer of the Securities was not made to a person in the United States;

(2)     either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre arranged with a buyer in the United States;

1

(3)     no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

(5)     we have advised the transferee of the transfer restrictions applicable to the Securities;

(6)     if the circumstances set forth in Rule 904(c) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Securities may be offered and sold during the restricted period specified in Rule 903(c)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Securities under the Securities Act; or pursuant to an available exemption from the registration requirements under the Securities Act;

(7)     if the sale is made during a restricted period and the provisions of Rule 903(c)(3) are applicable thereto, we confirm that such sale has been made in accordance with such provisions; and

(8)     we and any person acting on the Company’s behalf reasonably believes upon closing of the transaction that the transferee is not a U.S. Person, within the meaning given to that term for purposes of the Investment Company Act of 1940.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]

By:
Authorized Signature

2

EXHIBIT 3

to

APPENDIX A

FORM OF TRANSFER CERTIFICATE FOR

TRANSFER OF RESTRICTED GLOBAL SECURITY

BEARING A RESTRICTED SECURITIES LEGEND

[Date]

Corp Group Banking S.A.

Rosario Norte, 660, piso 23

Las Condes, Santiago, Chile

Attention:  Cristóbal Cerda

Telephone: + 562 – 2660 - 6135

Fax: + 562 - 2660 – 6109

Deutsche Bank Trust Company Americas

60 Wall Street

MS NYC 60-2710

New York, NY 10005

Re:	Corp Group Banking S.A. (the “Company”)

6.750% Notes due 2023 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture dated as of February 5, 2013 in regard of the Securities among the Company, Deutsche Bank Trust Company Americas, as Trustee, and Deutsche Bank Luxembourg S.A., as Luxembourg Paying Agent, Transfer Agent and Listing Agent (the “Indenture”). Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

This letter relates to US$               aggregate principal amount of the Securities which are held in [the form of a beneficial interest in the [Regulation S][Restricted] Global Security (CUSIP No. [        ]; ISIN Number [        ]) with DTC, Euroclear or Clearstream, Luxembourg, as applicable in the name of the undersigned] [certificated form].

The undersigned transferee will take delivery thereof in the form of a beneficial interest in the Restricted Global Security (CUSIP No. 219859 AA3; ISIN Number US219859AA30). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Securities and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned transferee represents that:

(i)  it is a Qualified Purchaser and understands that such Securities will bear the legends set forth in the Indenture (and attached hereto as Schedule A) and be represented by one or more global notes;

1

(ii)  it (1)(a) was not formed, organized, reorganized, capitalized or recapitalized for the purpose of investing in the Company (except when each of its beneficial owners is a QIB who is a Qualified Purchaser), (b) is not (x) a partnership, (y) a common trust fund or (z) a pension, profit sharing or other retirement trust fund, employee plan or other plan such as a 401(k) plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, (c) if it would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, its investment in the Securities does not exceed 40% of its total assets or committed capital and (d) did not specifically solicit additional capital or similar contributions from any person owning an equity or similar interest in it for the purpose of enabling it to acquire such Securities, in each case, except when each of its beneficial owners is a Qualified Purchaser, (2) has received the consent required to be a Qualified Purchaser from its beneficial owners if it is an excepted investment company formed before April 30, 1996, (3) is not a broker-dealer that owns and invests on a discretionary basis less than US$25,000,000 in securities of unaffiliated issuers, (4) will provide notice to any subsequent transferee of the transfer restrictions provided in the legends set forth below, (5) will hold and transfer such Securities in an amount of not less than US$250,000 for its own account or for each account for which it is acting and (6) will provide the Company and the Trustee from time to time with such information as they or any of them may reasonably request in order to ascertain compliance with this paragraph (ii);

(iii)  it understands that such Securities were originally offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Securities have not been and will not be registered under the Securities Act or any state or foreign securities laws and, if in the future such beneficial owner decides to offer, sell, pledge or otherwise transfer its Securities or any interest therein, such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the provisions of the Indenture or any amendments or supplements thereto;

(iv)  it acknowledges that no representation has been made as to the availability of any exemption under the Securities Act, any securities law of any state of the United States or any other jurisdiction for resale of such Securities;

(v)  it acknowledges that the Company is not registered as an investment company under the Investment Company Act and that the Company is exempt from such registration by virtue of Section 3(c)(7) of the Investment Company Act;

(vi)  it acknowledges that (a) it has had access to financial and other information concerning the Company and the Securities or interests therein as it has deemed necessary in connection with its decision to acquire such Securities or interests therein, including an opportunity to ask questions of and receive information from the Company and (b) it (1) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in such Securities or interests therein, and (2) has the ability to bear the economic risks of its investment and can afford the complete loss of such investment;

2

(vii)  it agrees that it will deliver to each person to whom it transfers such Securities or any interest therein notices of any restrictions on transfer of such Securities or interest;

(viii)  it understands that any sale or transfer in violation of the foregoing transfer restrictions will be of no force and effect;

(ix)  it understands that the Indenture permits the Trustee and the Issuer to demand that any holder of Securities who is determined at any time to have been, a Non-Permitted Holder at the time of acquisition of such Securities to sell such Securities to a person who is not a Non-Permitted Holder, and if the holder does not comply with such demand, the Company or Trustee may sell such holder’s interest in such Note in accordance with and pursuant to the terms of the Indenture;

(x)  it acknowledges that the Trustee and the Company may receive a list of participants holding positions in the Securities from one or more book-entry depositories;

(xi)  if it acquired such Securities as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such investor account; and

(xii)  it acknowledges that the Company and the Trustee will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by its acquisition of such Securities is no longer accurate, it shall promptly notify the Company and the Trustee.

[NAME OF TRANSFEREE]

By:
Name: Title:

Dated:

3

Schedule A

Legend of Securities

Include the following legend on all Securities that are Global Securities

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

Include the following legend on all Securities that are Global Securities.

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND CORP GROUP BANKING S.A. (THE “ISSUER”) HAS NOT REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER OF THIS NOTE OR SUCH INTEREST: (1) REPRESENTS THAT IT HAS OBTAINED THIS NOTE OR SUCH INTEREST IN A TRANSACTION IN COMPLIANCE WITH THE SECURITIES ACT, THE INVESTMENT COMPANY ACT AND ALL OTHER APPLICABLE LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTIONS AND WITH THE RESTRICTIONS ON OFFER, SALE AND TRANSFER SET FORTH IN THE INDENTURE; (2) REPRESENTS, WARRANTS AND AGREES THAT (A) IT IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER, (B) (i) IT WAS NOT FORMED, ORGANIZED, REORGANIZED, CAPITALIZED OR

4

RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THE ISSUER (EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED INSTITUTIONAL BUYER WHO IS A QUALIFIED PURCHASER), (ii) IT IS NOT (X) A PARTNERSHIP, (Y) A COMMON TRUST FUND OR (Z) A PENSION, PROFIT SHARING OR OTHER RETIREMENT TRUST FUND, EMPLOYEE PLAN OR OTHER PLAN, SUCH AS A 401(K) PLAN, IN WHICH THE PARTNERS, BENEFICIARIES OR PARTICIPANTS, AS APPLICABLE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, (iii) IF IT WOULD BE AN INVESTMENT COMPANY BUT FOR THE EXCEPTION IN SECTION 3(C)(1) OR SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT, ITS INVESTMENT IN THE NOTES DOES NOT EXCEED 40% OF ITS TOTAL ASSETS OR COMMITTED CAPITAL, (iv) IT DID NOT SPECIFICALLY SOLICIT ADDITIONAL CAPITAL OR SIMILAR CONTRIBUTIONS FROM ANY PERSON OWNING AN EQUITY OR SIMILAR INTEREST IN IT FOR THE PURPOSE OF ENABLING IT TO ACQUIRE NOTES OR INTERESTS THEREIN, IN EACH CASE, EXCEPT WHEN EACH OF ITS BENEFICIAL OWNERS IS A QUALIFIED PURCHASER, (v) IT HAS RECEIVED THE CONSENT REQUIRED TO BE A QUALIFIED PURCHASER FROM ITS BENEFICIAL OWNERS IF IT IS AN EXCEPTED INVESTMENT COMPANY FORMED BEFORE APRIL 30, 1996, (vi) IT IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25,000,000 IN SECURITIES OF UNAFFILIATED ISSUERS, (vii) IT WILL PROVIDE NOTICE TO ANY SUBSEQUENT TRANSFEREE OF THE TRANSFER RESTRICTIONS PROVIDED IN THE INDENTURE AND THIS LEGEND, (viii) IT WILL HOLD AND TRANSFER NOTES IN AN AMOUNT OF NOT LESS THAN $250,000 FOR ITS OWN ACCOUNT OR FOR EACH ACCOUNT FOR WHICH IT IS ACTING AND (ix) IT WILL PROVIDE THE REGISTRAR, THE ISSUER AND THE TRUSTEE FROM TIME TO TIME WITH SUCH INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUEST IN ORDER TO ASCERTAIN COMPLIANCE WITH CLAUSE (1) ABOVE AND THIS CLAUSE (2) AND IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (D) IT IS A NON-US PERSON (WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT AND REGULATION S) AND ACQUIRED THE NOTES OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN RELIANCE ON RULE 903 OF REGULATION S; (3) AGREES THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER (EACH, A “TRANSFER”) THIS NOTE EXCEPT TO A TRANSFEREE THAT MEETS THE REQUIREMENTS SET FORTH IN SUBCLAUSES (A) (B) AND (C) OR (D) OF CLAUSE (2) ABOVE; (4) AGREES THAT IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY OR ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT; (5) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE

5

EFFECT OF THIS LEGEND; AND (6) ACKNOWLEDGES THAT THE TRUSTEE AND THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THE NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS NOTE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS NOTE TO THE TRUSTEE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE OR INTEREST HEREIN IN VIOLATION OF THE FOREGOING RESTRICTIONS.

NEITHER THIS NOTE NOR ANY INTEREST HEREIN IS TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED HEREIN AND IN THE INDENTURE. ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUSTEE, THE REGISTRAR, THE ISSUER OR ANY INTERMEDIARY. EACH TRANSFEROR OF THIS NOTE OR ANY INTEREST HEREIN AGREES TO PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE TO THE TRANSFEREE. IN ADDITION TO THE FOREGOING, THE TRUSTEE AND THE ISSUER RESERVE THE RIGHT TO RESELL THIS NOTE OR ANY INTEREST HEREIN PREVIOUSLY TRANSFERRED TO NON-PERMITTED HOLDERS (AS DEFINED IN THE INDENTURE) IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THE INDENTURE.

SUBJECT TO THE RECEIPT BY THE TRUSTEE OF AN OPINION OF COUNSEL THAT ANY SUCH AMENDMENT OR SUPPLEMENT WILL NOT CONSTITUTE A VIOLATION OF APPLICABLE LAW, THIS NOTE, THE INDENTURE AND ANY OTHER RELATED DOCUMENTATION INCLUDING THIS LEGEND MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS NOTE OR ANY INTEREST HEREIN TO REFLECT ANY CHANGE REQUIRED OR PERMITTED BY APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF). EACH HOLDER OF THIS NOTE OR INTEREST HEREIN SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Include the following legend on all Securities that are Regulation S Securities

PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S) UNDER THE SECURITIES ACT, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A “QUALIFIED

6

INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN.

Include the following legend on all Securities that are definitive Securities

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

7